                                                                       Exhibit 1






================================================================================


                           LOAN AND SECURITY AGREEMENT


                                 BY AND BETWEEN


                       LASALLE BANK NATIONAL ASSOCIATION,


                                       AND


                                T ACQUISITION CO.


                         DATED AS OF SEPTEMBER 17, 2002


================================================================================

                                TABLE OF CONTENTS

                                                                                                    PAGE
                                                                                                    ----

1.       DEFINITIONS...................................................................................1

2.       LOANS.........................................................................................9
   (a)       Revolving Loans...........................................................................9
   (b)       Term Loan A..............................................................................11
   (c)       Term Loan B..............................................................................11
   (d)       Capital Expenditure Loans................................................................11
   (e)       Repayments...............................................................................12
   (f)       Notes....................................................................................13

3.       LETTERS OF CREDIT............................................................................13
   (a)       General Terms............................................................................13
   (b)       Requests for Letters of Credit...........................................................14
   (c)       Obligations Absolute.....................................................................14
   (d)       Expiration Dates of Letters of Credit....................................................14

4.       INTEREST, FEES AND CHARGES...................................................................15
   (a)       Interest Rate............................................................................15
   (b)       Fees And Charges.........................................................................15
   (c)       Maximum Interest.........................................................................16

5.       COLLATERAL...................................................................................16
   (a)       Grant of Security Interest to Lender.....................................................16
   (b)       Other Security...........................................................................17
   (c)       Possessory Collateral....................................................................17
   (d)       Electronic Chattel Paper.................................................................17
   (e)       Lender as Collateral Agent...............................................................18

6.       PRESERVATION OF COLLATERAL AND PERFECTION OF
         SECURITY INTERESTS THEREIN...................................................................18

7.       POSSESSION OF COLLATERAL AND RELATED MATTERS.................................................18

8.       COLLECTIONS..................................................................................19

9.       COLLATERAL, AVAILABILITY AND FINANCIAL REPORTS AND SCHEDULES.................................21
   (a)       Daily Reports............................................................................21
   (b)       Monthly Reports..........................................................................21
   (c)       Financial Statements.....................................................................21
   (d)       Annual Projections.......................................................................22
   (e)       Explanation of Budgets and Projections...................................................22
   (f)       Public Reporting.........................................................................22
   (g)       Other Information........................................................................22

10.      TERMINATION; AUTOMATIC RENEWAL...............................................................22

11.      REPRESENTATIONS AND WARRANTIES...............................................................23


   (a)       Financial Statements and Other Information...............................................23
   (b)       Locations................................................................................24
   (c)       Loans by Borrower........................................................................24
   (d)       Accounts and Inventory...................................................................24
   (e)       Liens....................................................................................24
   (f)       Organization, Authority and No Conflict..................................................24
   (g)       Litigation...............................................................................25
   (h)       Compliance with Laws and Maintenance of Permits..........................................25
   (i)       Affiliate Transactions...................................................................25
   (j)       Names and Trade Names....................................................................26
   (k)       Equipment................................................................................26
   (l)       Enforceability...........................................................................26
   (m)       Solvency.................................................................................26
   (n)       Indebtedness.............................................................................26
   (o)       Margin Security and Use of Proceeds......................................................26
   (p)       Parent, Subsidiaries and Affiliates......................................................27
   (q)       No Defaults..............................................................................27
   (r)       Employee Matters.........................................................................27
   (s)       Intellectual Property....................................................................27
   (t)       Environmental Matters....................................................................27
   (u)       ERISA Matters............................................................................28

12.      AFFIRMATIVE COVENANTS........................................................................28
   (a)       Maintenance of Records...................................................................28
   (b)       Notices..................................................................................28
   (c)       Compliance with Laws and Maintenance of Permits..........................................29
   (d)       Inspection and Audits....................................................................30
   (e)       Insurance................................................................................30
   (f)       Collateral...............................................................................31
   (g)       Use of Proceeds..........................................................................32
   (h)       Taxes....................................................................................32
   (i)       Intellectual Property....................................................................32
   (j)       Checking Accounts........................................................................32
   (k)       Interest Rate Protection.................................................................32

13.      NEGATIVE COVENANTS...........................................................................33
   (a)       Guaranties...............................................................................33
   (b)       Indebtedness.............................................................................33
   (c)       Liens....................................................................................33
   (d)       Mergers, Sales, Acquisitions, Subsidiaries and Other Transactions Outside the
             Ordinary Course of Business..............................................................33
   (e)       Dividends and Distributions..............................................................34
   (f)       Investments; Loans.......................................................................34
   (g)       Fundamental Changes, Line of Business....................................................34
   (h)       Equipment................................................................................34
   (i)       Affiliate Transactions...................................................................35
   (j)       Settling of Accounts.....................................................................35
   (k)       Management Fees..........................................................................35


14.      FINANCIAL COVENANTS..........................................................................35
   (a)       Tangible Net Worth.......................................................................35
   (b)       Fixed Charge Coverage....................................................................36
   (c)       Capital Expenditure Limitations..........................................................36
   (d)       EBITDA...................................................................................36

15.      DEFAULT......................................................................................36
   (a)       Payment..................................................................................36
   (b)       Breach of this Agreement and the Other Agreements........................................37
   (c)       Breaches of Other Obligations............................................................37
   (d)       Breach of Representations and Warranties.................................................37
   (e)       Loss of Collateral.......................................................................37
   (f)       Levy, Seizure or Attachment..............................................................37
   (g)       Bankruptcy or Similar Proceedings........................................................38
   (h)       Appointment of Receiver..................................................................38
   (i)       Judgment.................................................................................38
   (j)       Death or Dissolution of Obligor..........................................................38
   (k)       Default or Revocation of Guaranty........................................................38
   (l)       Criminal Proceedings.....................................................................39
   (m)       Change of Control........................................................................39
   (n)       Change of Management.....................................................................39
   (o)       Material Adverse Change..................................................................39

16.      REMEDIES UPON AN EVENT OF DEFAULT............................................................39

17.      CONDITIONS PRECEDENT.........................................................................40

18.      INDEMNIFICATION..............................................................................42

19.      NOTICE.......................................................................................42

20.      CHOICE OF GOVERNING LAW; CONSTRUCTION; FORUM SELECTION.......................................43

21.      MODIFICATION AND BENEFIT OF AGREEMENT........................................................43

22.      HEADINGS OF SUBDIVISIONS.....................................................................44

23.      POWER OF ATTORNEY............................................................................44

24.      CONFIDENTIALITY..............................................................................44

25.      COUNTERPARTS.................................................................................44

26.      ELECTRONIC SUBMISSIONS.......................................................................45

27.      WAIVER OF JURY TRIAL; OTHER WAIVERS..........................................................45

EXHIBIT A -- BUSINESS AND COLLATERAL LOCATIONS

EXHIBIT B -- COMPLIANCE CERTIFICATE

EXHIBIT C -- COMMERCIAL TORT CLAIMS

SCHEDULE 1 -- PERMITTED LIENS

SCHEDULE 11(c) -- LOANS BY BORROWER

SCHEDULE 11(g) -- LITIGATION

SCHEDULE 11 (i) -- AFFILIATE TRANSACTIONS

SCHEDULE 11(j) -- NAMES & TRADE NAMES

SCHEDULE 11 (n) -- INDEBTEDNESS

SCHEDULE 11 (p) -- PARENT, SUBSIDIARIES AND AFFILIATES

SCHEDULE 11(q) -- DEFAULTS UNDER MATERIAL CONTRACTS

SCHEDULE 11(s) -- FAILURE TO MAINTAIN INTELLECTUAL PROPERTY

SCHEDULE 11(t) -- ENVIRONMENTAL MATTERS

SCHEDULE 17(a) - CLOSING DOCUMENT CHECKLIST

                           LOAN AND SECURITY AGREEMENT


                  THIS LOAN AND SECURITY AGREEMENT (as amended, modified or supplemented from time to time, this "AGREEMENT") made this 17th day of September, 2002 by and between LASALLE BANK NATIONAL ASSOCIATION, a national banking association ("LENDER"), 135 South LaSalle Street, Chicago, Illinois 60603-4105, and T ACQUISITION CO., a Delaware corporation, having its principal place of business at 935 Lakeview Parkway, Suite 195, Vernon Hills, Illinois 60061 ("BORROWER").

                              W I T N E S S E T H:
                              - - - - - - - - - -

                  WHEREAS, Borrower has entered into the Merger Agreement with Tab Products Co. ("TAB") and T Acquisition L.P. pursuant to which Borrower will be merged with and into Tab, with Tab being the surviving entity;

                  WHEREAS, upon consummation of the Merger, Tab will assume all of the rights and obligations of Borrower hereunder and thereafter all references to Borrower hereunder shall be deemed to mean Tab;

                  WHEREAS, Borrower may, from time to time, request Loans from Lender, and the parties wish to provide for the terms and conditions upon which such Loans or other financial accommodations, if made by Lender, shall be made;

                  NOW, THEREFORE, in consideration of any Loan (including any Loan by renewal or extension) hereafter made to Borrower by Lender, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Borrower, the parties agree as follows:

                  1.       DEFINITIONS.

                  "ACCOUNT", "ACCOUNT DEBTOR", "CHATTEL PAPER", "COMMERCIAL TORT CLAIMS", "DEPOSIT ACCOUNTS", "DOCUMENTS", "ELECTRONIC CHATTEL PAPER", "EQUIPMENT", "FIXTURES", "GENERAL INTANGIBLES", "GOODS", "INSTRUMENTS", "INVENTORY", "INVESTMENT PROPERTY", "LETTER-OF-CREDIT RIGHT", "PROCEEDS" and "TANGIBLE CHATTEL PAPER" shall have the respective meanings assigned to such terms in the Illinois Uniform Commercial Code, as the same may be in effect from time to time.

                  "AFFILIATE" shall mean any Person (i) which directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, Borrower, (ii) which beneficially owns or holds five percent (5%) or more of the voting control or equity interests of Borrower, or
(iii) five percent (5%) or more of the voting control or equity interests of which is beneficially owned or held by Borrower.

                  "BUSINESS DAY" shall mean any day other than a Saturday, a Sunday or any day that banks in Chicago, Illinois are required or permitted to close.

                  "CAPITAL EXPENDITURE LOANS" shall mean the Loans made pursuant to SUBSECTION 2(d) hereof.

                  "CAPITAL EXPENDITURES" shall mean with respect to any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including expenditures for capitalized lease obligations) by Borrower and its Subsidiaries during such period that are required by generally accepted accounting principles, consistently applied, to be included in or reflected by the property, plant and equipment or similar fixed asset accounts (or intangible accounts subject to amortization) on the balance sheet of Borrower and its Subsidiaries.

                  "COLLATERAL" shall mean all of the property of Borrower described in SECTION 5 hereof, together with all other real or personal property of any Obligor or any other Person now or hereafter pledged to Lender to secure, either directly or indirectly, repayment of any of the Liabilities.

                  "EBITDA" shall mean, with respect to any period, Borrower's and its Subsidiaries' net income after taxes for such period (excluding any after-tax gains or losses on the sale of assets (other than the sale of Inventory in the ordinary course of business) and excluding other after-tax extraordinary gains or losses) plus interest expense, income tax expense, depreciation and amortization for such period, PLUS or MINUS any other non-cash charges or gains which have been subtracted or added in calculating net income after taxes for such period, all on a consolidated basis.

                  "ELIGIBLE ACCOUNT" shall mean an Account owing to Borrower which is acceptable to Lender in its sole discretion for lending purposes. Without limiting Lender's discretion, Lender shall, in general, consider an Account to be an Eligible Account if it meets, and so long as it continues to meet, the following requirements:

                      (i) it is genuine and in all respects what it purports to be;

                      (ii) it is owned by Borrower, Borrower has the right to subject it to a security interest in favor of Lender or assign it to Lender and it is subject to a first priority perfected security interest in favor of Lender and to no other claim, lien, security interest or encumbrance whatsoever, other than Permitted Liens;

                      (iii) it arises from (A) the performance of services by Borrower in the ordinary course of Borrower's business, and such services have been fully performed and acknowledged and accepted by the Account Debtor thereunder; or (B) the sale or lease of Goods by Borrower in the ordinary course of Borrower's business, and (x) such Goods have been completed in accordance with the Account Debtor's specifications (if any) and delivered to the Account Debtor, (y) such Account Debtor has not refused to accept, returned or offered to return, any of the Goods which are the subject of such Account, and (z) Borrower has possession of, or Borrower has delivered to Lender (at Lender's request) shipping and delivery receipts evidencing delivery of such Goods; provided, however, that absent the occurrence of an Event of Default, Lender will consider for inclusion in Eligible Accounts (to the extent such items are not included as Inventory for Eligible Inventory purposes) up to $100,000 of pre-billed Accounts with respect to which Inventory has been completed but is to be installed and as to which the Account Debtor is the United States of America or any agency or instrumentality thereof;

                      (iv) it is evidenced by an invoice rendered to the Account Debtor thereunder, is due and payable within ninety (90) days after the date of the invoice and does not remain unpaid ninety (90) days past the invoice date thereof; provided, however, that with respect to Accounts for which the Account Debtor is the United States of America or any department, agency or instrumentality thereof, it is evidenced by an invoice rendered to the Account Debtor thereunder, is due and payable within one hundred twenty (120) days after the date of the invoice and does not remain unpaid one hundred twenty (120) days past the invoice date thereof; and provided further, that if more than twenty-five percent (25%) of the aggregate dollar amount of invoices owing by a particular Account Debtor remain unpaid ninety (90) days (or one hundred twenty (120), days if the Account Debtor is the United States of America or any department, agency or instrumentality thereof) after the respective invoice dates thereof, then all Accounts owing by that Account Debtor shall be deemed ineligible;

                      (v) it is a valid, legally enforceable and unconditional obligation of the Account Debtor thereunder, and is not subject to setoff, counterclaim, credit, allowance or adjustment by such Account Debtor, or to any claim by such Account Debtor denying liability thereunder in whole or in part;

                      (vi) it does not arise out of a contract or order which fails in any material respect to comply with the requirements of applicable law;

                      (vii) the Account Debtor thereunder is not a director, officer, employee or agent of Borrower, or a Subsidiary, Parent or Affiliate;

                      (viii) it is not an Account with respect to which the Account Debtor is the United States of America or any state or local government, or any department, agency or instrumentality thereof, unless Borrower assigns its right to payment of such Account to Lender pursuant to, and in full compliance with, the Assignment of Claims Act of 1940, as amended, or any comparable state or local law, as applicable; provided, however, that absent the occurrence of an Event of Default Lender will consider up to the lesser of (i) $3,000,000 and
         (ii) 30% of the aggregate of Borrower's Accounts (whether or not such Accounts otherwise constitute Eligible Accounts) for inclusion in the Eligible Accounts without compliance with the Assignment of Claims Act or such comparable state of local law;

                      (ix) it is not an Account with respect to which the Account Debtor is located in a state which requires Borrower, as a precondition to commencing or maintaining an action in the courts of that state, either to (A) receive a certificate of authority to do business and be in good standing in such state; or (B) file a notice of business activities report or similar report with such state's taxing authority, unless (x) Borrower has taken one of the actions described in clauses (A) or (B); (y) the failure to take one of the actions described in either clause (A) or (B) may be cured retroactively by Borrower at its election; or (z) Borrower has proven, to Lender's satisfaction, that it is exempt from any such requirements under any such state's laws;

                      (x) the Account Debtor is located within the United States of America or Canada;

                      (xi) it is not an Account with respect to which the Account Debtor's obligation to pay is subject to any repurchase obligation or return right, as with sales made on a bill-and-hold, guaranteed sale, sale on approval, sale or return or consignment basis;

                      (xii) it is not an Account (A) with respect to which any representation or warranty contained in this Agreement is untrue; or
         (B) which violates any of the covenants of Borrower contained in this Agreement;

                      (xiii) it is not an Account which, when added to a particular Account Debtor's other indebtedness to Borrower, exceeds 10% of all Accounts of Borrower or a credit limit determined by Lender in its sole discretion for that Account Debtor (except that Accounts excluded from Eligible Accounts solely by reason of this clause (xiii) shall be Eligible Accounts to the extent of such credit limit); and

                      (xiv) it is not an Account with respect to which the prospect of payment or performance by the Account Debtor is or will be impaired, as determined by Lender in its sole discretion.

                  "ELIGIBLE INVENTORY" shall mean Inventory of Borrower which is acceptable to Lender in its sole discretion for lending purposes. Without limiting Lender's discretion, Lender shall, in general, consider Inventory to be Eligible Inventory if it meets, and so long as it continues to meet, the following requirements:

                      (i) it is owned by Borrower, Borrower has the right to subject it to a security interest in favor of Lender and it is subject to a first priority perfected security interest in favor of Lender and to no other claim, lien, security interest or encumbrance whatsoever, other than Permitted Liens;

                      (ii) it is located on one of the premises listed on EXHIBIT A (or other locations of which Lender has been advised in writing pursuant to SUBSECTION 12(b)(i) hereof) and is not in transit;

                      (iii) if held for sale or lease or furnishing under contracts of service, it is (except as Lender may otherwise consent in writing) new and unused and free from defects which would, in Lender's sole determination, affect its market value;

                      (iv) it is not stored with a bailee, consignee, warehouseman, processor or similar party unless Lender has given its prior written approval and Borrower has caused any such bailee, consignee, warehouseman, processor or similar party to issue and deliver to Lender, in form and substance acceptable to Lender, such Uniform Commercial Code financing statements, warehouse receipts, waivers and other documents as Lender shall require;

                      (v) Lender has determined, in accordance with Lender's customary business practices, that it is not unacceptable due to age, type, category or quantity;

                      (vi) it does not consist of work-in-process Inventory; and

                      (vii) it is not Inventory (A) with respect to which any of the representations and warranties contained in this Agreement are untrue; or (B) which violates any of the covenants of Borrower contained in this Agreement.

                  "ENVIRONMENTAL LAWS" shall mean all federal, state, district, local and foreign laws, rules, regulations, ordinances, and consent decrees relating to health, safety, hazardous substances, pollution and environmental matters, as now or at any time hereafter in effect, applicable to Borrower's business or facilities owned or operated by Borrower, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contamination, chemicals, or hazardous, toxic or dangerous substances, materials or wastes into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, modified or restated from time to time.

                  "EVENT OF DEFAULT" shall have the meaning specified in SECTION 15 hereof.

                  "EXCESS AVAILABILITY" shall mean, as of any date of determination by Lender, the sum of (i) the Tab Canada Excess Availability plus
(ii) the excess, if any, of the lesser of (a) the Maximum Revolving Loan Limit less the sum of the outstanding Revolving Loans and Letter of Credit Obligations and (b) the Revolving Loan Limit less the sum of the outstanding Revolving Loans and Letter of Credit Obligations, in each case as of the close of business on such date and assuming, for purposes of calculation, that all accounts payable which remain unpaid more than thirty (30) days after the due dates thereof as the close of business on such date are treated as additional Revolving Loans outstanding on such date.

                  "FISCAL YEAR" shall mean each twelve (12) month accounting period of Borrower, which ends on March 31 of each year.

                  "FIXED CHARGES" shall mean for any period, without duplication, scheduled payments of principal during the applicable period with respect to all indebtedness for borrowed money of Borrower and its Subsidiaries, on a consolidated basis, plus scheduled payments of principal during the applicable period with respect to all capitalized lease obligations of Borrower and its Subsidiaries, on a consolidated basis, plus scheduled payments of interest during the applicable period with respect to all indebtedness for borrowed money of Borrower and its Subsidiaries, on a consolidated basis, including capital lease obligations, plus scheduled cash payments with respect to accrued severance obligations incurred in connection with the Merger, plus unfinanced Capital Expenditures of Borrower and its Subsidiaries, on a consolidated basis, during the applicable period, plus payments during the applicable period in respect of income or franchise taxes of Borrower and its Subsidiaries, on a consolidated basis.

                  "HAZARDOUS MATERIALS" shall mean any hazardous, toxic or dangerous substance, materials and wastes, including, without limitation, hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including, without limitation, materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes and including any other substances, materials or wastes that are or become regulated under any Environmental Law (including, without limitation any that are or become classified as hazardous or toxic under any Environmental Law).

                  "INDEMNIFIED PARTY" shall have the meaning specified in
SECTION 18 hereof.

                  "INTEREST RATE PROTECTION AGREEMENT" shall mean any interest rate swap, collar or similar interest rate hedging strategy or agreement now existing or hereafter entered into by any Person.

                  "INTEREST RATE PROTECTION LIABILITIES" shall mean all obligations, liabilities, charges, costs, expenses and other amounts payable to Lender or any of its affiliates under any Interest Rate Protection Agreement.

                  "LASALLE CANADA" shall mean LaSalle Business Credit, a division of ABN AMRO Bank N.V., Canada Branch.

                  "LASALLE CANADA LIABILITIES" shall mean the obligations of Borrower under its Guaranty of the Tab Canada Liabilities under the Tab Canada Loan Agreement.

                  "LETTER OF CREDIT" shall mean any Letter of Credit issued on behalf of Borrower in accordance with this Agreement.

                  "LETTER OF CREDIT OBLIGATIONS" shall mean, as of any date of determination, the sum of (i) the aggregate undrawn face amount of all Letters of Credit, and (ii) the aggregate unreimbursed amount of all drawn Letters of Credit not already converted to Loans hereunder.

                  "LIABILITIES" shall mean any and all obligations, liabilities and indebtedness of Borrower to Lender or to any parent, affiliate or subsidiary of Lender of any and every kind and nature, howsoever created, arising or evidenced and howsoever owned, held or acquired including, without limitation, any Interest Rate Protection Liabilities, whether now or hereafter existing, whether now due or to become due, whether primary, secondary, direct, indirect, absolute, contingent or otherwise (including, without limitation, obligations of performance), whether several, joint or joint and several, and whether arising or existing under written or oral agreement or by operation of law.

                  "LOANS" shall mean all loans and advances made by Lender to or on behalf of Borrower hereunder.

                  "LOCK BOX" and "LOCK BOX ACCOUNT" shall have the meanings specified in SUBSECTION 8(a) hereof.

                  "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on the business, property, assets, operations or condition, financial or otherwise, of a Person.

                  "MAXIMUM LOAN LIMIT" shall mean Eighteen Million Five Hundred Thousand and No/100 Dollars ($18,500,000).

                  "MAXIMUM REVOLVING LOAN LIMIT" shall have the meaning specified in SUBSECTION 2(a) hereof.

                  "MERGER" shall mean the merger of Borrower with and into Tab pursuant to the Merger Agreement.

                  "MERGER AGREEMENT" shall mean that certain Merger Agreement among T Acquisition L.P., Borrower and Tab dated July 29, 2002.

                  "OBLIGOR" shall mean Borrower and each other Person who is or shall become primarily or secondarily liable for any of the Liabilities.

                  "ORIGINAL TERM" shall have the meaning specified in SECTION 10 hereof.

                  "OTHER AGREEMENTS" shall mean all agreements, instruments and documents, other than this Agreement, including, without limitation, guaranties, mortgages, trust deeds, pledges, powers of attorney, consents, assignments, contracts, notices, security agreements, leases, financing statements, Interest Rate Protection Agreements and all other writings heretofore, now or from time to time hereafter executed by or on behalf of Borrower, Tab Canada or any other Person and delivered to Lender or to any parent, affiliate or subsidiary of Lender in connection with the Liabilities or the transactions contemplated hereby, as each of the same may be amended, modified or supplemented from time to time.

                  "PARENT" shall mean any Person now or at any time or times hereafter owning or controlling (alone or with any other Person) at least a majority of the issued and outstanding equity of Borrower and, if Borrower is a partnership, the general partner of Borrower.

                  "PBGC" shall have the meaning specified in SUBSECTION 12(b)(v) hereof.

                  "PERMITTED LIENS" shall mean (i) statutory liens of landlords, carriers, warehousemen, processors, mechanics, materialmen or suppliers incurred in the ordinary course of business and securing amounts not yet due or declared to be due by the claimant thereunder; (ii) liens or security interests in favor of Lender (including Lender in its capacity as collateral agent for LaSalle Canada); (iii) liens for taxes or similar impositions not yet due or payable;
(iv) zoning restrictions and easements, licenses, covenants and other restrictions affecting the use of real property that do not individually or in the aggregate have a material adverse effect on Borrower's ability to use such real property for its intended purpose in connection with Borrower's business;
(v) liens in connection with purchase money indebtedness and capitalized leases otherwise permitted pursuant to this Agreement, provided, that such liens attach only to the assets the purchase of which was financed by such purchase money indebtedness or which is the subject of such capitalized leases; (vi) liens set forth on Schedule 1; and (vii) liens specifically permitted by Lender in writing.

                  "PERSON" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, entity, party or foreign or United States government (whether federal, state, county, city, municipal or otherwise), including, without limitation, any instrumentality, division, agency, body or department thereof.

                  "PLAN" shall have the meaning specified in SUBSECTION 12(b)(v) hereof.

                  "PRIME RATE" shall mean Lender's publicly announced prime rate (which is not intended to be Lender's lowest or most favorable rate in effect at any time) in effect from time to time.

                  "RENEWAL TERM" shall have the meaning specified in SECTION 10 hereof.

                  "REVOLVING LOAN LIMIT" shall have the meaning specified in SUBSECTION 2(a) hereof.

                  "REVOLVING LOANS" shall have the meaning specified in SUBSECTION 2(a) hereof.

                  "SUBSIDIARY" shall mean any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time stock of any other class of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned by Borrower, or any partnership, joint venture or limited liability company of which more than fifty percent (50%) of the outstanding equity interests are at the time, directly or indirectly, owned by Borrower or any partnership of which Borrower is a general partner.

                  "TAB" shall mean Tab Products Co.

                  "TAB CANADA" shall mean Tab Products of Canada Limited, an Ontario Corporation.

                  "TAB CANADA BORROWING BASE" shall mean the "Borrowing Base" as defined in the Tab Canada Loan Agreement.

                  "TAB CANADA EXCESS AVAILABILITY" shall mean, as of any date of determination, the excess, if any of the Tab Canada Borrowing Base less the Tab Canada Obligations as of the close of business on such date and assuming, for purposes of calculation, that all accounts payable of Tab Canada which remain unpaid more than thirty (30) days after the due dates thereof as of the close of business on such date are treated as additional Tab Canada Obligations.

                  "TAB CANADA LOAN AGREEMENT" shall mean that certain Credit Agreement to be entered into as a condition to the initial Loans hereunder between Tab Canada and LaSalle Canada.

                  "TAB CANADA LIABILITIES" shall mean all "Liabilities" as defined in the Tab Canada Loan Agreement.

                  "TAB CANADA OBLIGATIONS" shall mean the sum of the outstanding "Loans" (as defined in the Tab Canada Loan Agreement) and L/C Liabilities (as defined in the Tab Canada Loan Agreement) of Tab Canada to LaSalle Canada under the Tab Canada Loan Agreement.

                  "TANGIBLE NET WORTH" shall have the meaning specified in SUBSECTION 14(a) hereof.

                  "TERM LOAN A" shall have the meaning specified in SUBSECTION 2(b) hereof.

                  "TERM LOAN B" shall have the meaning specified in SUBSECTION 2(c) hereof.

                  "TERM LOANS" shall mean, collectively, Term Loan A, Term Loan B and the Capital Expenditure Loans.

                  2. LOANS.

                  (a)      REVOLVING LOANS.

                  Subject to the terms and conditions of this Agreement and the Other Agreements, during the Original Term and any Renewal Term, Lender shall, absent the occurrence of an Event of Default, make revolving loans and advances (the "REVOLVING LOANS") in an amount up to the sum of the following sublimits (the "REVOLVING LOAN LIMIT"):

                  (i) Up to eighty-five percent (85%) of the face amount (less maximum discounts, credits and allowances which may be taken by or granted to

Account Debtors in connection therewith in the ordinary course of Borrower's business) of Borrower's Eligible Accounts; plus

                  (ii) Up to sixty percent (60%) of the lower of cost or market value of Borrower's Eligible Inventory or Two Million Five Hundred Thousand and No/100 Dollars ($2,500,000), whichever is less; MINUS

                  (iii) such reserves as Lender elects, in its sole discretion to establish from time to time including, without limitation, but without duplication, a reserve for slow-moving inventory as reserved on Borrower's books and records and a reserve with respect to all shares of stock for which payment is not made at the time of the Merger as a result of any shareholders' dissent, in an amount equal to the number of such shares multiplied by the price agreed to for such shares in the Merger Agreement;

provided, that the Revolving Loan Limit shall in no event exceed Eighteen Million Five Hundred Thousand and No/100 Dollars ($18,500,000) less the then-outstanding principal balance of the Term Loans (the "MAXIMUM REVOLVING LOAN LIMIT") except as such amount may be increased by Lender, in its sole discretion or decreased by Lender in its sole discretion following the occurrence of an Event of Default.

                  The aggregate unpaid principal balance of the Revolving Loans shall not at any time exceed the lesser of the (i) Revolving Loan Limit minus the Letter of Credit Obligations and (ii) the Maximum Revolving Loan Limit minus the Letter of Credit Obligations. If at any time the outstanding Revolving Loans exceeds either the Revolving Loan Limit or the Maximum Revolving Loan Limit, in each case minus the Letter of Credit Obligations, or any portion of the Revolving Loans and Letter of Credit Obligations exceeds any applicable sublimit within the Revolving Loan Limit, Borrower shall immediately, and without the necessity of demand by Lender, pay to Lender such amount as may be necessary to eliminate such excess and Lender shall apply such payment to the Revolving Loans in such order as Lender shall determine in its sole discretion.

                  Borrower hereby authorizes Lender, in its sole discretion, to charge any of Borrower's accounts or advance Revolving Loans to make any payments of principal, interest, fees, costs or expenses required to be made under this Agreement or the Other Agreements.

                  A request for a Revolving Loan shall be made or shall be deemed to be made, each in the following manner: Borrower shall give Lender same day notice, no later than 1:00 P.M. (determined based on the local time of Borrower at its principal place of business) for such day, of its request for a Revolving Loan. In the event that Borrower maintains a controlled disbursement account at Lender, each check presented for payment against such controlled disbursement account and any other charge or request for payment against such controlled disbursement account shall constitute a request for a Revolving Loan as a Prime Rate Loan. As an accommodation to Borrower, Lender may permit telephone requests for Revolving Loans and may permit or require, pursuant to
SECTION 26 the use of Approved Electronic Forms of instructions, authorizations, agreements or reports to Lender by

Borrower. Unless Borrower specifically directs Lender in writing not to accept or act upon telephonic communications or Approved Electronic Forms from Borrower, Lender shall, in the absence of gross negligence, have no liability to Borrower for any loss or damage suffered by Borrower as a result of Lender's honoring of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to it telephonically or by Approved Electronic Forms and purporting to have been sent to Lender by Borrower and Lender shall have no duty to verify the origin of any such communication or the authority of the Person sending it.

                  Borrower hereby irrevocably authorizes Lender to disburse the proceeds of each Revolving Loan requested by Borrower, or deemed to be requested by Borrower, as follows: the proceeds of each Revolving Loan requested under
SECTION 2(a) shall be disbursed by Lender in lawful money of the United States of America in immediately available funds, in the case of the initial borrowing, in accordance with the terms of the written disbursement letter from Borrower, and in the case of each subsequent borrowing, by wire transfer or Automated Clearing House (ACH) transfer to such bank account as may be agreed upon by Borrower and Lender from time to time, or elsewhere if pursuant to a written direction from Borrower.

(b)      TERM LOAN A.

                  Subject to the terms and conditions of this Agreement and the Other Agreements, on the date that the conditions to the initial Loans are satisfied, Lender shall make a term loan to Borrower in an amount equal to One Million Three Hundred Thirty-Five Thousand and No/100 Dollars ($1,335,000) with respect to Borrower's Equipment ("TERM LOAN A"). Amounts repaid with respect to Term Loan A may not be reborrowed.

                  (c)      TERM LOAN B.

                  Subject to the terms and conditions of this Agreement and the Other Agreements, on the date that the conditions to the initial Loans are satisfied, Lender shall make a term loan to Borrower in an amount equal to Three Million Six Hundred Sixty-Five Thousand and No/100 Dollars ($3,665,000) with respect to Borrower's real property located at Mayville, Wisconsin and Turlock, California ("TERM LOAN B"). Amounts repaid with respect to the Term Loan B may not be reborrowed.

                  (d)      CAPITAL EXPENDITURE LOANS.

                  Subject to the terms and conditions of this Agreement and the Other Agreements, from time to time after the initial Loans are advanced hereunder, Lender shall, absent the occurrence of an Event of Default, make advances to Borrower up to eighty percent (80%) of the purchase price (exclusive of sales taxes, delivery charges and other "soft" costs related to such purchase) of Equipment to be purchased with the proceeds of such advances, which Equipment is acceptable to Lender in its sole discretion, and upon which Lender shall have a first priority perfected security interest; provided, that (i) the aggregate amount advanced for such purchases shall not exceed Two Million and No/100

Dollars ($2,000,000), (ii) at least five (5) Business Days prior to any such advance hereunder, Borrower shall have furnished to Lender an invoice and acceptance letter for the Equipment being purchased and shall have executed such documents and taken such other actions as Lender shall require to assure that Lender has a first priority perfected security interest in such Equipment, and
(iii) each advance hereunder shall be in an amount not less than Two Hundred Thousand and No/100 Dollars ($200,000). Amounts repaid with respect to the Capital Expenditure Loans may not be reborrowed.

                  (e)      REPAYMENTS.

                  The Liabilities shall be repaid as follows:

                  (i) REPAYMENT OF REVOLVING LOANS. The Revolving Loans and all other Liabilities (other than the Term Loans) shall be repaid on the last day of the Original Term or any Renewal Term if this Agreement is renewed pursuant to
SECTION 10 hereof.

                  (ii) REPAYMENT OF TERM LOAN A. Term Loan A shall be repaid in sixty (60) equal monthly installments of Twenty-Two Thousand Two Hundred Fifty and No/100 Dollars ($22,250.00) payable on the twenty-fifth (25th) day of each month; provided, that any remaining outstanding principal balance of Term Loan A shall be repaid at the end of the Original Term or any Renewal Term if this Agreement is renewed pursuant to SECTION 10 hereof. If any such payment due date is not a Business Day, then such payment may be made on the next succeeding Business Day and such extension of time shall be included in the computation of the amount of interest and fees due hereunder.

                  (iii) REPAYMENT OF TERM LOAN B. Term Loan B shall be repaid in sixty (60) equal monthly installments of Sixty-One Thousand Eighty Three and 33/100 Dollars ($61,083.33) payable on the twenty-fifth (25th) day of each month; provided that (x) in addition to such payments, Borrower shall make a principal payment of One Million and No/100 Dollars ($1,000,000) on December 31, 2003 (which payment shall reduce the scheduled payments of principal described above in the inverse order of their maturities) and (y) any remaining outstanding principal balance of the Term Loan shall be repaid at the end of the Original Term or any Renewal Term if this Agreement is renewed pursuant to
SECTION 10 hereof. If any such payment due date is not a Business Day, then such payment may be made on the next succeeding Business Day and such extension of time shall be included in the computation of the amount of interest and fees due hereunder.

                  (iv) REPAYMENT OF CAPITAL EXPENDITURE LOANS. Each Capital Expenditure Loan shall be repaid in sixty (60) equal monthly installments in an amount sufficient to repay such Capital Expenditure Loan in full by the final payment. Such payments shall be made on the thirtieth (30th) day following the date of each such advance, and on the corresponding day of each month thereafter (or if there is no corresponding day, on the last day of each such month); provided that any remaining outstanding principal balance of the Capital Expenditures Loan shall be repaid at the end of the Original Term or any Renewal Term if this Agreement is renewed pursuant to SECTION 10 hereof. If any such payment due date is not a Business Day, then such payment may be made on the next succeeding Business Day and such extension of time shall be included in the computation of the amount of interest and fees due hereunder.

                  (v) MANDATORY PREPAYMENTS OF THE TERM LOANS. Upon receipt of the proceeds of the sale or other disposition of any Equipment or real property of Borrower which is subject to a mortgage in favor of Lender, or if any of the Equipment or real property subject to such mortgage is damaged, destroyed or taken by condemnation in whole or in part, the proceeds thereof shall be paid by Borrower to Lender as a mandatory prepayment of Term Loan A, Term Loan B or the Capital Expenditure Loan which was advanced against the value of such asset, such payment to be applied against the remaining installments of principal in the inverse order of their maturities until such Term Loan A, Term Loan B or Capital Expenditure Loan is repaid in full, and then against the remaining Term Loan and Capital Expenditure Loan as determined by Lender in its sole discretion, in the inverse order of their maturities until repaid in full, and then against the other Liabilities, as determined by Lender, in its sole discretion.

                  (vi) MANDATORY PREPAYMENT UPON PREPAYMENT OF TAB CANADA LIABILITIES. In the event that Tab Canada prepays in full the Tab Canada Liabilities and terminates the Tab Canada Loan Agreement, Borrower shall simultaneously prepay the Liabilities hereunder in accordance with the provisions of SECTION 10 hereunder and terminate this Agreement upon such prepayment.

                  (f)      NOTES.

                  The Loans shall, in Lender's sole discretion, be evidenced by one or more promissory notes in form and substance substantially the same as the notes executed on the date hereof. However, if such Loans are not so evidenced, such Loans may be evidenced solely by entries upon the books and records maintained by Lender.

                  3.       LETTERS OF CREDIT.

                  (a)      GENERAL TERMS.

                   Subject to the terms and conditions of the Agreement and the Other Agreements, during the Original Term or any Renewal Term, Lender may, in its sole discretion, from time to time issue, upon Borrower's request, commercial and/or standby Letters of Credit; provided, that the aggregate undrawn face amount of all such Letters of Credit shall at no time exceed One Million and No/100 Dollars ($1,000,000). Payments made by Lender to any Person on account of any Letter of Credit shall constitute Loans hereunder and Borrower agrees that each payment made by Lender in respect of a Letter of Credit shall constitute a Loan hereunder. Borrower shall remit to Lender a Letter of Credit fee equal to one-quarter of one percent (0.25%) per month on the aggregate undrawn face amount of all Letters of Credit outstanding, which fee shall be payable monthly in arrears on the last Business Day of each month. Borrower shall also pay on demand the normal and customary administrative charges of the Lender for issuance, amendment, negotiation, renewal or extension of any Letter of Credit.

                  (b)      REQUESTS FOR LETTERS OF CREDIT.

                  Borrower shall make requests for Letters of Credit in writing at least two (2) Business Days prior to the date such Letter of Credit is to be issued. Each such request shall specify the date such Letter of Credit is to be issued, the amount thereof, the name and address of the beneficiary thereof and a description of the transaction to be supported thereby. Any such notice shall be accompanied by the form of Letter of Credit requested and any application or reimbursement agreement required by the issuer of such Letter of Credit. If any term of such application or reimbursement agreement entered into by Borrower and Lender is inconsistent with this Agreement, then the provisions of this Agreement shall control to the extent of such inconsistency.

                  (c)      OBLIGATIONS ABSOLUTE.

                  Borrower shall be obligated to reimburse Lender, for any payments made in respect of any Letter of Credit, which obligation shall be unconditional and irrevocable and shall be paid regardless of: (i) any lack of validity or enforceability of any Letter of Credit, (ii) any amendment or waiver of or consent or departure from all or any provisions of any Letter of Credit, this Agreement or any Other Agreement, (iii) the existence of any claim, set off, defense or other right which Borrower or any other Person may have against any beneficiary of any Letter of Credit or Lender, (iv) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, (v) any payment under any Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, and (vi) any other act or omission to act or delay of any kind, the Lender or any other Person or any other event or circumstance that might otherwise constitute a legal or equitable discharge of Borrower's obligations hereunder. It is understood and agreed by Borrower that Lender may accept documents that appear on their face to be in order without further investigation or inquiry, regardless of any notice or information to the contrary.

                  (d)      EXPIRATION DATES OF LETTERS OF CREDIT.

                  The expiration date of each Letter of Credit shall be no later than the earlier of (i) one (1) year from the date of issuance and (ii) the thirtieth (30th) day prior to the end of the Original Term or any Renewal Term. Notwithstanding the foregoing, a Letter of Credit may provide for automatic extensions of its expiration date for one or more one (1) year periods, so long as the issuer thereof has the right to terminate the Letter of Credit at the end of each one (1) year period and no extension period extends past the thirtieth
(30th) day prior to the end of the Original Term or any Renewal Term.

                  4.       INTEREST, FEES AND CHARGES.

                  (a)      INTEREST RATE.

                  Each Loan shall bear interest at the rate of three-quarters of one percent (0.75%) per annum in excess of the Prime Rate in effect from time to time, payable on the last Business Day of each month in arrears. Said rate of interest shall increase or decrease by an amount equal to each increase or decrease in the Prime Rate effective on the effective date of each such change in the Prime Rate. Upon the occurrence of an Event of Default and during the continuance thereof, each Loan shall bear interest at the rate of two percent (2%) per annum in excess of the interest rate otherwise payable thereon, which interest shall be payable on demand. All interest shall be calculated on the basis of a 360-day year.

                  (b)      FEES AND CHARGES.

                  (i) FACILITIES FEE: Borrower shall pay to Lender an annual facilities fee equal to one-half of one percent (0.50%) of the Maximum Loan Limit, which fee shall be fully earned by Lender and payable on the date that Lender makes its initial disbursement under this Agreement and on each anniversary of the date hereof during the Original Term and any Renewal Term.

                  (ii) CLOSING FEE: Borrower shall pay to Lender a closing fee of Two Hundred Sixty-Two Thousand Five Hundred Dollars ($262,500), which fee shall be fully earned and payable on the date of disbursement of the initial Loans hereunder.

                  (iii) COSTS AND EXPENSES: Borrower shall reimburse Lender for all costs and expenses, including, without limitation, legal expenses and reasonable attorneys' fees, actually incurred by Lender in connection with the
(i) documentation and consummation of this transaction and any other transactions among Borrower, Tab Canada, Lender and LaSalle Canada, including, without limitation, Uniform Commercial Code and other public record searches and filings, overnight courier or other express or messenger delivery, appraisal costs, surveys, title insurance and environmental audit or review costs; (ii) collection, protection or enforcement of any rights in or to the Collateral;
(iii) collection of any Liabilities; and (iv) administration and enforcement of any of Lender's rights under this Agreement or any Other Agreement. Borrower shall also pay all normal service charges with respect to all accounts maintained by Borrower with Lender and any additional services requested by Borrower from Lender. All such costs, expenses and charges shall constitute Liabilities hereunder, shall be payable by Borrower to Lender on demand, and until paid, shall bear interest at the highest rate then applicable to Loans hereunder.

                  (iv) CAPITAL ADEQUACY CHARGE. If Lender shall have determined that the adoption of any law, rule or regulation regarding capital adequacy, or any change therein or in the interpretation or application thereof, or compliance by Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or governmental authority enacted after the date hereof, does or shall have the effect of reducing the rate of return on such party's capital as a consequence of its obligations hereunder to a level below that which Lender could have achieved but for such adoption, change or compliance (taking into consideration Lender's policies with respect to capital adequacy) by a material amount, then from time to time, after submission by Lender to Borrower of a written demand therefor ("CAPITAL ADEQUACY DEMAND") together with the certificate described below, Borrower shall pay to Lender such additional amount or amounts ("CAPITAL ADEQUACY CHARGE") as will compensate Lender for such reduction, such Capital Adequacy Demand to be made with reasonable promptness following such determination. A certificate of Lender claiming entitlement to payment as set forth above shall be conclusive in the absence of manifest error. Such certificate shall set forth the nature of the occurrence giving rise to such reduction, the amount of the Capital Adequacy Charge to be paid to Lender, and the method by which such amount was determined. In determining such amount, Lender may use any reasonable averaging and attribution method, applied on a non-discriminatory basis.

                  (c) MAXIMUM INTEREST.

                  It is the intent of the parties that the rate of interest and other charges to Borrower under this Agreement and the Other Agreements shall be lawful; therefore, if for any reason the interest or other charges payable under this Agreement are found by a court of competent jurisdiction, in a final determination, to exceed the limit which Lender may lawfully charge Borrower, then the obligation to pay interest and other charges shall automatically be reduced to such limit and, if any amount in excess of such limit shall have been paid, then such amount shall be refunded to Borrower.

                  5. COLLATERAL.

                  (a) GRANT OF SECURITY INTEREST TO LENDER.

                  As security for the payment of all Loans now or in the future made by Lender to Borrower hereunder and for the payment or other satisfaction of all other Liabilities and the LaSalle Canada Liabilities, Borrower hereby assigns to Lender and grants to Lender a continuing security interest in the following property of Borrower, whether now or hereafter owned, existing, acquired or arising and wherever now or hereafter located: (a) all Accounts (whether or not Eligible Accounts) and all Goods whose sale, lease or other disposition by Borrower has given rise to Accounts and have been returned to, or repossessed or stopped in transit by, Borrower; (b) all Chattel Paper, Instruments, Documents and General Intangibles (including, without limitation, all patents, patent applications, trademarks, trademark applications, trade names, trade secrets, goodwill, copyrights, copyright applications, registrations, licenses, software, franchises, customer lists, tax refund claims, claims against carriers and shippers, guarantee claims, contract rights, payment intangibles, security interests, security deposits and rights to indemnification); (c) all Inventory (whether or not Eligible Inventory); (d) all Goods (other than Inventory), including, without limitation, Equipment, vehicles and Fixtures; (e) all Investment Property; (f) all Deposit Accounts, bank accounts, deposits and cash; (g) all Letter-of-Credit Rights; (h) Commercial Tort Claims listed on EXHIBIT C hereto (i) any other property of Borrower now or hereafter in the possession, custody or control of Lender or any agent or any parent, affiliate or subsidiary of Lender or any participant with Lender in the Loans, for any purpose (whether for safekeeping, deposit, collection, custody, pledge, transmission or otherwise) and (j) all additions and accessions to, substitutions for, and replacements, products and Proceeds of the foregoing property, including, without limitation, proceeds of all insurance policies insuring the foregoing property, and all of Borrower's books and records relating to any of the foregoing and to Borrower's business.

                  (b)      OTHER SECURITY.

                  Lender, in its sole discretion, without waiving or releasing any obligation, liability or duty of Borrower under this Agreement or the Other Agreements or any Event of Default, may at any time or times hereafter, but shall not be obligated to, pay, acquire or accept an assignment of any security interest, lien, encumbrance or claim asserted by any Person in, upon or against the Collateral. All sums paid by Lender in respect thereof and all costs, fees and expenses including, without limitation, reasonable attorney fees, all court costs and all other charges relating thereto actually incurred by Lender shall constitute Liabilities, payable by Borrower to Lender on demand and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder.

                  (c)      POSSESSORY COLLATERAL.

                  Promptly upon Borrower's receipt of any portion of the Collateral evidenced by an agreement, Instrument or Document, including, without limitation, any Tangible Chattel Paper and any Investment Property consisting of certificated securities, Borrower shall deliver the original thereof to Lender together with an appropriate endorsement or other specific evidence of assignment thereof to Lender (in form and substance acceptable to Lender). If an endorsement or assignment of any such items shall not be made for any reason, Lender is hereby irrevocably authorized, as Borrower's attorney and agent-in-fact, to endorse or assign the same on Borrower's behalf.

                  (d)      ELECTRONIC CHATTEL PAPER.

                  To the extent that Borrower obtains or maintains any Electronic Chattel Paper, Borrower shall create, store and assign the record or records comprising the Electronic Chattel Paper in such a manner that (i) a single authoritative copy of the record or records exists which is unique, identifiable and except as otherwise provided in clauses (iv), (v) and (vi) below, unalterable, (ii) the authoritative copy identifies Lender as the assignee of the record or records, (iii) the authoritative copy is communicated to and maintained by the Lender or its designated custodian, (iv) copies or revisions that add or change an identified assignee of the authoritative copy can only be made with the participation of Lender, (v) each copy of the authoritative copy and any copy of a copy is readily identifiable as a copy that is not the authoritative copy and (vi) any revision of the authoritative copy is readily identifiable as an authorized or unauthorized revision.

                  (e)      LENDER AS COLLATERAL AGENT.

                  In order to facilitate the granting by Borrower of liens on and security interests in the Collateral to secure the LaSalle Canada Liabilities owing by Borrower to LaSalle Canada, Lender has agreed to act as collateral agent for LaSalle Canada and with respect to the LaSalle Canada Liabilities, agrees that the liens and security interests granted to Lender hereunder shall be for the benefit of LaSalle Canada (without limitation of the liens and security interests granted in favor of Lender with respect to the Liabilities). The respective rights and priorities of the liens and security interests in favor of Lender that secure the Liabilities and the LaSalle Canada Liabilities shall be as set forth in an intercreditor agreement between Lender and LaSalle Canada and the scope, rights and obligations of Lender's agency appointment are as set forth in an Agency Agreement between Lender and LaSalle Canada.

                  6. PRESERVATION OF COLLATERAL AND PERFECTION OF SECURITY INTERESTS THEREIN.

                  Borrower shall, at Lender's request, at any time and from time to time, authenticate, execute and deliver to Lender such financing statements, documents and other agreements and instruments (and pay the cost of filing or recording the same in all public offices deemed necessary or desirable by Lender) and do such other acts and things or cause third parties to do such other acts and things as Lender may deem necessary or desirable in its sole discretion in order to establish and maintain a valid, attached and perfected security interest in the Collateral in favor of Lender (free and clear of all other liens, claims, encumbrances and rights of third parties whatsoever, whether voluntarily or involuntarily created, except Permitted Liens) to secure payment of the Liabilities, and in order to facilitate the collection of the Collateral. Borrower irrevocably hereby makes, constitutes and appoints Lender (and all Persons designated by Lender for that purpose) as Borrower's true and lawful attorney and agent-in-fact to execute and file such financing statements, documents and other agreements and instruments and do such other acts and things as may be necessary to preserve and perfect Lender's security interest in the Collateral. Borrower further agrees that a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement shall be sufficient as a financing statement. Borrower further ratifies and confirms the prior filing by Lender of any and all financing statements which identify the Borrower as debtor, Lender as secured party and any or all Collateral as collateral.

                  7.       POSSESSION OF COLLATERAL AND RELATED MATTERS.

                  Until an Event of Default has occurred, Borrower shall have the right, except as otherwise provided in this Agreement, in the ordinary course of Borrower's business, to (a) sell, lease or furnish under contracts of service any of Borrower's Inventory normally held by Borrower for any such purpose; and (b) use and consume any raw materials, work in process or other materials normally held by Borrower for such purpose; provided, however, that a sale in the ordinary course of business shall not include any transfer or sale in satisfaction, partial or complete, of indebtedness of Borrower for borrowed money.

                  8.       COLLECTIONS.

                  (a) Borrower shall direct all of its Account Debtors to make all payments on the Accounts directly to a post office box (the "LOCK BOX") designated by, and under the exclusive control of, Lender, at a financial institution acceptable to Lender. Borrower shall establish an account (the "LOCK BOX ACCOUNT") in Lender's name with a financial institution acceptable to Lender, into which all payments received in the Lock Box shall be deposited, and into which Borrower will immediately deposit all payments received by Borrower on Accounts in the identical form in which such payments were received, whether by cash or check. If Borrower, any Affiliate or Subsidiary, any shareholder, officer, director, employee or agent of Borrower or any Affiliate or Subsidiary, or any other Person acting for or in concert with Borrower shall receive any monies, checks, notes, drafts or other payments relating to or as Proceeds of Accounts or other Collateral, Borrower and each such Person shall receive all such items in trust for, and as the sole and exclusive property of, Lender and, immediately upon receipt thereof, shall remit the same (or cause the same to be remitted) in kind to the Lock Box Account. The financial institution with which the Lock Box Account is established shall acknowledge and agree, in a manner satisfactory to Lender, that the amounts on deposit in such Lock Box and Lock Box Account are the sole and exclusive property of Lender, that such financial institution will follow the instructions of Lender with respect to disposition of funds in the Lock Box and Lock Box Account without further consent from Borrower, that such financial institution has no right to setoff against the Lock Box or Lock Box Account or against any other account maintained by such financial institution into which the contents of the Lock Box or Lock Box Account are transferred, and that such financial institution shall wire, or otherwise transfer in immediately available funds to Lender in a manner satisfactory to Lender, funds deposited in the Lock Box Account on a daily basis as such funds are collected. Borrower agrees that all payments made to such Lock Box Account or otherwise received by Lender, whether in respect of the Accounts or as Proceeds of other Collateral or otherwise, will be applied on account of the Liabilities in accordance with the terms of this Agreement. Borrower agrees to pay all customary and normal fees, costs and expenses in connection with opening and maintaining the Lock Box and Lock Box Account. All of such customary and normal fees, costs and expenses if not paid by Borrower, may be paid by Lender and in such event all amounts paid by Lender shall constitute Liabilities hereunder, shall be payable to Lender by Borrower upon demand, and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder. All checks, drafts, instruments and other items of payment or Proceeds of Collateral shall be endorsed by Borrower to Lender, and, if that endorsement of any such item shall not be made for any reason, Lender is hereby irrevocably authorized to endorse the same on Borrower's behalf. For the purpose of this section, Borrower irrevocably hereby makes, constitutes and appoints Lender (and all Persons designated by Lender for that purpose) as Borrower's true and lawful attorney and agent-in-fact (i) to endorse Borrower's name upon said items of payment and/or Proceeds of Collateral and upon any Chattel Paper, Document, Instrument, invoice or similar document or agreement relating to any Account of Borrower or Goods pertaining thereto; (ii) to take control in any manner of any item of payment or Proceeds thereof and (iii) to have access to any lock box or postal box into which any of Borrower's mail is deposited, and open and process all mail addressed to Borrower and deposited therein.

                  (b) Lender may, at any time and from time to time after the occurrence and during the continuance of an Event of Default, whether before or after notification to any Account Debtor and whether before or after the maturity of any of the Liabilities, (i) enforce collection of any of Borrower's Accounts or other amounts owed to Borrower by suit or otherwise; (ii) exercise all of Borrower's rights and remedies with respect to proceedings brought to collect any Accounts or other amounts owed to Borrower; (iii) surrender, release or exchange all or any part of any Accounts or other amounts owed to Borrower, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder; (iv) sell or assign any Account of Borrower or other amount owed to Borrower upon such terms, for such amount and at such time or times as Lender deems advisable; (v) prepare, file and sign Borrower's name on any proof of claim in bankruptcy or other similar document against any Account Debtor or other Person obligated to Borrower; and (vi) do all other acts and things which are necessary, in Lender's sole discretion, to fulfill Borrower's obligations under this Agreement and the Other Agreements and to allow Lender to collect the Accounts or other amounts owed to Borrower. In addition to any other provision hereof, Lender may at any time after the occurrence and during the continuance of an Event of Default, at Borrower's expense, notify any parties obligated on any of the Accounts to make payment directly to Lender of any amounts due or to become due thereunder.

                  (c) For purposes of calculating interest and fees, Lender shall, within two (2) Business Days after receipt by Lender at its office in Chicago, Illinois of (i) checks and (ii) cash or other immediately available funds from collections of items of payment and Proceeds of any Collateral, apply the whole or any part of such collections or Proceeds against the Liabilities in such order as Lender shall determine in its sole discretion. For purposes of determining the amount of Loans available for borrowing purposes, checks and cash or other immediately available funds from collections of items of payment and Proceeds of any Collateral shall be applied in whole or in part against the Liabilities, in such order as Lender shall determine in its sole discretion, on the day of receipt, subject to actual collection.

                  (d) On a monthly basis, Lender shall deliver to Borrower an account statement showing all Loans, charges and payments, which shall, in the absence of manifest error, be deemed final, binding and conclusive upon Borrower unless Borrower notifies Lender in writing, specifying any error therein, within thirty (30) days of the date such account statement is sent to Borrower and any such notice shall only constitute an objection to the items specifically identified.

                  9.       COLLATERAL, AVAILABILITY AND FINANCIAL REPORTS AND
SCHEDULES.

                  (a)      DAILY REPORTS.

                  Borrower shall deliver to Lender an executed daily loan report and certificate in Lender's then current form on each day on which Borrower requests a Revolving Loan, and in any event at least once each week, which shall be accompanied by copies of Borrower's sales journal, cash receipts journal and credit memo journal for the relevant period. Such report shall reflect the activity of Borrower with respect to Accounts for the immediately preceding week, and shall be in a form and with such specificity as is satisfactory to Lender and shall contain such additional information concerning Accounts and Inventory as may be reasonably requested by Lender including, without limitation, but only if specifically requested by Lender, copies of all invoices prepared in connection with such Accounts.

                  (b)      MONTHLY REPORTS.

                  Borrower shall deliver to Lender, in addition to any other reports, as soon as practicable and in any event: (i) within fifteen (15) days after the end of each month, (A) a detailed trial balance of Borrower's Accounts aged per invoice date, in form and substance reasonably satisfactory to Lender including, without limitation, the names and addresses of all Account Debtors of Borrower, and (B) a summary and detail of accounts payable (such Accounts and accounts payable divided into such time intervals as Lender may require in its sole discretion), including a listing of any held checks; and (ii) within ten
(10) days after the end of each month, the general ledger inventory account balance, a perpetual inventory report and Lender's standard form of Inventory report then in effect or the form most recently requested from Borrower by Lender, for Borrower by each category of Inventory, together with a description of the monthly change in each category of Inventory.

                  (c)      FINANCIAL STATEMENTS.

                  Borrower shall deliver to Lender the following financial information, all of which shall be prepared in accordance with generally accepted accounting principles consistently applied, and shall be accompanied by a compliance certificate in the form of EXHIBIT B hereto, which compliance certificate shall include a calculation of all financial covenants contained in this Agreement: (i) no later than twenty (20) days after each calendar month, copies of internally prepared financial statements, including, without limitation, balance sheets and statements of income, retained earnings and cash flow of Borrower, certified by the Chief Financial Officer of Borrower (as to which certificate there shall be no personal, as opposed to corporate, liability); and (ii) no later than ninety (90) days after the end of each of Borrower's Fiscal Years, audited annual financial statements with an unqualified opinion by independent certified public accountants selected by Borrower and reasonably satisfactory to Lender, which financial statements shall be accompanied by copies of any management letters sent to the Borrower by such accountants.

                  (d)      ANNUAL PROJECTIONS.

                  As soon as practicable and in any event prior to the beginning of each Fiscal Year, Borrower shall deliver to Lender projected balance sheets, statements of income and cash flow for Borrower, for each of the twelve (12) months during such Fiscal Year, which shall include the assumptions used therein, together with appropriate supporting details as reasonably requested by Lender.

                  (e)      EXPLANATION OF BUDGETS AND PROJECTIONS.

                  In conjunction with the delivery of the annual presentation of projections or budgets referred to in SUBSECTION 9(d) above, Borrower shall deliver a letter signed by the President or a Vice President of Borrower and by the Treasurer or Chief Financial Officer of Borrower, describing, comparing and analyzing, in detail, all changes and developments between the anticipated financial results included in such projections or budgets and the historical financial statements of Borrower.

                  (f)      PUBLIC REPORTING.

                  Promptly upon the filing thereof, Borrower shall deliver to Lender copies of all registration statements and annual, quarterly, monthly or other regular reports which Borrower or any of its Subsidiaries files with the Securities and Exchange Commission, as well as promptly providing to Lender copies of any reports and proxy statements delivered to its shareholders.

                  (g)      OTHER INFORMATION.

                  Promptly following request therefor by Lender, such other business or financial data, reports, appraisals and projections as Lender may reasonably request.

                  10.      TERMINATION; AUTOMATIC RENEWAL.

                  THIS AGREEMENT SHALL BE IN EFFECT FROM THE DATE HEREOF UNTIL AUGUST 31, 2005 (THE "ORIGINAL TERM") AND SHALL AUTOMATICALLY RENEW ITSELF FROM YEAR TO YEAR THEREAFTER (EACH SUCH ONE-YEAR RENEWAL BEING REFERRED TO HEREIN AS A "RENEWAL TERM") UNLESS (A) THE DUE DATE OF THE LIABILITIES IS ACCELERATED PURSUANT TO SECTION 16 HEREOF; OR (B) BORROWER OR LENDER ELECTS TO TERMINATE THIS AGREEMENT AT THE END OF THE ORIGINAL TERM OR AT THE END OF ANY RENEWAL TERM BY GIVING THE OTHER PARTY WRITTEN NOTICE OF SUCH ELECTION AT LEAST NINETY (90) DAYS PRIOR TO THE END OF THE ORIGINAL TERM OR THE THEN CURRENT RENEWAL TERM AND BY PAYING ALL OF THE LIABILITIES IN FULL ON THE LAST DAY OF SUCH TERM. If one or more of the events specified in clauses (A) and (B) occurs or this Agreement otherwise expires, then (i) Lender shall not make any additional Loans on or after the date identified as the date on which the Liabilities are to be repaid; and (ii) this Agreement shall terminate on the date thereafter that the

Liabilities are paid in full. At such time as Borrower has repaid all of the Liabilities and this Agreement has terminated, Borrower shall deliver to Lender a release, in the form of EXHIBIT D hereto of all obligations and liabilities of Lender and its officers, directors, employees, agents, parents, subsidiaries and affiliates to Borrower, and if Borrower is obtaining new financing from another lender, Borrower shall deliver such lender's indemnification of Lender, in form and substance satisfactory to Lender, for checks which Lender has credited to Borrower's account, but which subsequently are dishonored for any reason or for automatic clearinghouse or wire transfers not yet posted to Borrower's account. If, during the term of this Agreement, Borrower prepays all of the Liabilities from any source other than income from the ordinary course operations of Borrower's business and this Agreement is terminated, Borrower agrees to pay to Lender as a prepayment fee, in addition to the payment of all other Liabilities, an amount equal to (i) three percent (3%) of the Maximum Loan Limit if such prepayment occurs two (2) years or more prior to the end of the Original Term,
(ii) two percent (2%) of the Maximum Loan Limit if such prepayment occurs less than two (2) years, but at least one (1) year prior to the end of the Original Term, or (iii) one percent (1%) of the Maximum Loan Limit if such prepayment occurs less than one (1) year prior to the end of the Original Term or any then current Renewal Term.

                  11.      REPRESENTATIONS AND WARRANTIES.

                  Borrower hereby represents and warrants to Lender, which representations and warranties (whether appearing in this SECTION 11 or elsewhere) shall be true at the time of Borrower's execution hereof and the closing of the transactions described herein or related hereto (including after giving effect to the Merger), shall remain true until the repayment in full and satisfaction of all the Liabilities and termination of this Agreement, and shall be remade by Borrower at the time each Loan is made pursuant to this Agreement, provided, that representations and warranties made as of a particular date shall be true and correct as of such date.

                  (a)      FINANCIAL STATEMENTS AND OTHER INFORMATION.

                  The financial statements and other historical information delivered or to be delivered by Borrower to Lender at or prior to the date of this Agreement and the date of the Merger accurately reflect in all material respects the financial condition of Borrower and Tab and its subsidiaries as of the dates indicated in such financial statements and other historical information, and there has been no material adverse change in the financial condition, the operations or any other status of Borrower, Tab and its subsidiaries, taken as a whole since the date of the financial statements delivered to Lender most recently prior to the date of this Agreement. The written historical information now or heretofore furnished by Borrower to Lender with respect to Borrower, Tab and their subsidiaries, taken as a whole, is true and correct in all material respects as of the date with respect to which such information was furnished.

                  (b)      LOCATIONS.

                  The office where Borrower keeps its books, records and accounts (or copies thereof) concerning the Collateral, Borrower's principal place of business and all of Borrower's other places of business, locations of Collateral and post office boxes and locations of bank accounts are, with respect to Borrower as of the date hereof and with respect to Borrower after giving effect to the Merger, as set forth in EXHIBIT A and at other locations within the continental United States of which Lender has been advised by Borrower in accordance with SUBSECTION 12(b)(i). The Collateral, including, without limitation, the Equipment (except any part thereof which Borrower shall have advised Lender in writing consists of Collateral normally used in more than one state) is kept, or, in the case of vehicles, based, only at the addresses set forth on EXHIBIT A, and at other locations within the continental United States of which Lender has been advised by Borrower in writing in accordance with SUBSECTION 12(b)(i) hereof.

                  (c)      LOANS BY BORROWER.

                  Except as set forth on Schedule 11(c) hereto, both before and after the Merger, has not made any loans or advances to any Affiliate or other Person except for advances authorized hereunder to employees, officers and directors of Borrower for travel and other expenses arising in the ordinary course of Borrower's business.

                  (d)      ACCOUNTS AND INVENTORY.

                  Each Account or item of Inventory which Borrower shall, expressly or by implication, request Lender to classify as an Eligible Account or as Eligible Inventory, respectively, shall, as of the time when such request is made, conform in all respects to the requirements of such classification as set forth in the respective definitions of "ELIGIBLE ACCOUNT" and "ELIGIBLE INVENTORY" as set forth herein and as otherwise established by Lender from time to time in accordance with the provisions of this Agreement.

                  (e)      LIENS.

                  Borrower, both before and after the Merger, is the lawful owner of all Collateral now purportedly owned or hereafter purportedly acquired by Borrower, free from all liens, claims, security interests and encumbrances whatsoever, whether voluntarily or involuntarily created and whether or not perfected, other than the Permitted Liens.

                  (f)      ORGANIZATION, AUTHORITY AND NO CONFLICT.

                  Prior to the Merger, Borrower is a corporation, duly organized, validly existing and in good standing in the State of Delaware and its state organizational identification number is 3356256 and after the Merger, Borrower is a corporation, duly organized, validly existing and in good standing in the State of Delaware and its organizational identification number is 2100598. Both before and after the Merger, Borrower is duly qualified and in good standing in all states where the nature and extent of the business transacted by it or the ownership of its assets makes such qualification necessary except to the extent any failure to so qualify would not have a Material Adverse Effect on Borrower or affect Lender's rights. Both before and after the Merger, Borrower has the right and power and is duly authorized and empowered to enter into, execute and deliver this Agreement and the Other Agreements and perform its obligations hereunder and thereunder. Borrower's execution, delivery and performance of this Agreement and the Other Agreements does not conflict with the provisions of the organizational documents of Borrower, any statute, regulation, ordinance or rule of law, or any agreement, contract or other document which may now or hereafter be binding on Borrower, and Borrower's execution, delivery and performance of this Agreement and the Other Agreements shall not result in the imposition of any lien or other encumbrance upon any of Borrower's property under any existing indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument by which Borrower or any of its property may be bound or affected.

                  (g)      LITIGATION.

                  Except as set forth on SCHEDULE 11(g), there are no actions or proceedings which are pending or threatened against Borrower, prior to the Merger and after the Merger, which might have a Material Adverse Effect on Borrower, and Borrower shall, promptly upon becoming aware of any such pending or threatened action or proceeding, give written notice thereof to Lender. Borrower has no Commercial Tort Claims pending, prior to the Merger and after giving effect to the Merger, other than those set forth on Exhibit C hereto as Exhibit C may be amended from time to time.

                  (h)      COMPLIANCE WITH LAWS AND MAINTENANCE OF PERMITS.

                  Borrower, both prior to the Merger and after giving effect to the Merger, has obtained all governmental consents, franchises, certificates, licenses, authorizations, approvals and permits, the lack of which would have a Material Adverse Effect on Borrower. Borrower is in compliance in all material respects with all applicable federal, state, local and foreign statutes, orders, regulations, rules and ordinances (including, without limitation, Environmental Laws and statutes, orders, regulations, rules and ordinances relating to taxes, employer and employee contributions and similar items, securities, ERISA or employee health and safety) the failure to comply with which would have a Material Adverse Effect on Borrower.

                  (i)      AFFILIATE TRANSACTIONS.

                  Except as set forth on SCHEDULE 11(i) hereto or as permitted pursuant to SUBSECTION 11(c) hereof, both prior to the Merger and after giving effect to the Merger, Borrower is not conducting, permitting or suffering to be conducted, transactions with any Affiliate other than transactions with Affiliates for the purchase or sale of Inventory or services in the ordinary course of business pursuant to terms that are no less favorable to Borrower than the terms upon which such transactions would have been made had they been made to or with a Person that is not an Affiliate.

                  (j)      NAMES AND TRADE NAMES.

                  Borrower's name, prior to the Merger, has always been as set forth on the first page of this Agreement. Tab's name, prior to the Merger has always been Tab Products Co. Neither Borrower nor Tab, before the Merger or after giving effect to the Merger, uses any trade names, assumed names, fictitious names or division names in the operation of its business, except as set forth on SCHEDULE 11(j) hereto.

                  (k)      EQUIPMENT.

                  Prior to, and after the Merger, Borrower has good and indefeasible and merchantable title to and ownership of all Equipment, subject only to Permitted Liens. Neither before nor after the Merger is any Equipment a Fixture to real estate unless such real estate is owned by Borrower and is subject to a mortgage in favor of Lender, or if such real estate is leased, is subject to a landlord's agreement in favor of Lender on terms acceptable to Lender, or an accession to other personal property unless such personal property is subject to a first priority lien in favor of Lender.

                  (l)      ENFORCEABILITY.

                  Prior to, and after the Merger, this Agreement and the Other Agreements to which Borrower is a party are the legal, valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their respective terms.

                  (m)      SOLVENCY.

                  Borrower is, after giving effect to the transactions contemplated hereby (including, without limitation, the Merger), solvent, able to pay its debts as they become due, has capital sufficient to carry on its business, now owns property having a value both at fair valuation and at present fair saleable value greater than the amount required to pay its debts, and will not be rendered insolvent by the execution and delivery of this Agreement or any of the Other Agreements or by completion of the transactions contemplated hereunder or thereunder.

                  (n)      INDEBTEDNESS.

                  Prior to, and after the Merger, except as set forth on
SCHEDULE 11(n) hereto, Borrower is not obligated (directly or indirectly), for any loans or other indebtedness for borrowed money other than the Loans.

                  (o)      MARGIN SECURITY AND USE OF PROCEEDS.

                  Borrower, both before and after the Merger, does not own any margin securities, and none of the proceeds of the Loans hereunder shall be used for the purpose of purchasing or carrying any margin securities or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase any margin securities or for any other purpose not permitted by Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

                  (p)      PARENT, SUBSIDIARIES AND AFFILIATES.

                  Except as set forth on SCHEDULE 11(p) hereto, both before and after the Merger, Borrower has no Parents, Subsidiaries or other Affiliates or divisions, nor is Borrower engaged in any joint venture or partnership with any other Person.

                  (q)      NO DEFAULTS.

                  Except as set forth on SCHEDULE 11(q), both before and after the Merger, Borrower is not in default under any material contract, lease or commitment to which it is a party or by which it is bound, nor does Borrower know of any dispute regarding any contract, lease or commitment, which default or dispute would have a Material Adverse Effect on Borrower.

                  (r)      EMPLOYEE MATTERS.

                  Both before and after the Merger, there are no controversies pending or threatened between Borrower and any of its employees, agents or independent contractors other than employee grievances arising in the ordinary course of business which would not, in the aggregate, have a Material Adverse Effect on Borrower, and Borrower is in compliance with all federal and state laws respecting employment and employment terms, conditions and practices except for such non-compliance which would not have a Material Adverse Effect on Borrower.

                  (s)      INTELLECTUAL PROPERTY.

                  Except as set forth on SCHEDULE 11(s), both before and after the Merger, Borrower possesses adequate licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, tradestyles and trade names to continue to conduct its business as heretofore conducted by it.

                  (t)      ENVIRONMENTAL MATTERS.

                  Both before and after the Merger, except as set forth on
SCHEDULE 11(t), Borrower has not generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off its premises (whether or not owned by it) in any manner which at any time violates any Environmental Law or any license, permit, certificate, approval or similar authorization thereunder and the operations of the Borrower comply in all material respects with all Environmental Laws and all licenses, permits, certificates, approvals and similar authorizations thereunder. Both before and after the Merger, there has been no investigation, proceeding, complaint, order, directive, claim, citation or notice by any governmental authority or any other Person, nor is any pending or to the best of the Borrower's knowledge threatened with respect to any non-compliance with or violation of the requirements of any Environmental Law by the Borrower or the release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or any other environmental, health or safety matter, which affects the Borrower or its business, operations or assets or any properties at which the Borrower has transported, stored or disposed of any Hazardous Materials. Both before and after the Merger, Borrower has no material liability (contingent or otherwise) in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials.

                  (u)      ERISA MATTERS.

                  Both before and after the Merger, Borrower has paid and discharged all obligations and liabilities arising under ERISA of a character which, if unpaid or unperformed, might result in the imposition of a lien against any of its properties or assets.

                  12.      AFFIRMATIVE COVENANTS.

                  Until payment and satisfaction in full of all Liabilities and termination of this Agreement, unless Borrower obtains Lender's prior written consent waiving or modifying any of Borrower's covenants hereunder in any specific instance, Borrower covenants and agrees as follows:

                  (a)      MAINTENANCE OF RECORDS.

                  Borrower shall at all times keep accurate (in all material respects) and complete books, records and accounts with respect to all of Borrower's business activities, in accordance with sound accounting practices and generally accepted accounting principles consistently applied, and shall keep such books, records and accounts, and any copies thereof, only at the addresses indicated for such purpose on EXHIBIT A.

                  (b)      NOTICES.

                  Borrower shall:

                  (i) LOCATIONS. Promptly (but in no event less than ten (10) days prior to the occurrence thereof) notify Lender of the proposed opening of an new place of business or new location of Collateral, the closing of any existing place of business or location of Collateral, any change of in the location of Borrower's books, records and accounts (or copies thereof), the opening or closing of any post office box, the opening or closing of any bank account or, if any of the Collateral consists of Goods of a type normally used in more than one state, the use of any such Goods in any state other than a state in which Borrower has previously advised Lender that such Goods will be used.

                  (ii) ELIGIBLE ACCOUNTS AND INVENTORY. Promptly upon becoming aware thereof, notify Lender if any Account or Inventory identified by Borrower to Lender as an Eligible Account or Eligible Inventory becomes ineligible for any reason.

                  (iii) LITIGATION AND PROCEEDINGS. Promptly upon becoming aware thereof, notify Lender of any actions or proceedings which are pending or threatened against Borrower which might have a Material Adverse Effect on Borrower and of any Commercial Tort Claims of Borrower which may arise, which notice shall constitute Borrower's authorization to amend EXHIBIT C to add such Commercial Tort Claim.

                  (iv) NAMES AND TRADE NAMES. Notify Lender within ten (10) days of the change of its name or the use of any trade name, assumed name, fictitious name or division name not previously disclosed to Lender in writing.

                  (v) ERISA MATTERS. Promptly notify Lender of (x) the occurrence of any "reportable event" (as defined in ERISA) which might result in the termination by the Pension Benefit Guaranty Corporation (the "PBGC") of any employee benefit plan ("PLAN") covering any officers or employees of the Borrower, any benefits of which are, or are required to be, guaranteed by the PBGC, (y) receipt of any notice from the PBGC of its intention to seek termination of any Plan or appointment of a trustee therefor or (z) its intention to terminate or withdraw from any Plan.

                  (vi) ENVIRONMENTAL MATTERS. Immediately notify Lender upon becoming aware of any investigation, proceeding, complaint, order, directive, claim, citation or notice with respect to any non-compliance with or violation of the requirements of any Environmental Law by Borrower or the generation, use, storage, treatment, transportation, manufacture handling, production or disposal of any Hazardous Materials or any other environmental, health or safety matter which affects Borrower or its business operations or assets or any properties at which Borrower has transported, stored or disposed of any Hazardous Materials.

                  (vii) DEFAULT; MATERIAL ADVERSE CHANGE. Promptly advise Lender of any material adverse change in the business, property, assets, prospects, operations or condition, financial or otherwise, of Borrower or any of its Subsidiaries, the occurrence of any Event of Default hereunder or the occurrence of any event which, if uncured, will become an Event of Default after notice or lapse of time (or both).

All of the foregoing notices shall be provided by Borrower to Lender in writing.

                  (c) COMPLIANCE WITH LAWS AND MAINTENANCE OF PERMITS.

                  Borrower shall maintain all governmental consents, franchises, certificates, licenses, authorizations, approvals and permits, the lack of which would have a Material Adverse Effect on Borrower and Borrower shall remain in compliance with all applicable federal, state, local and foreign statutes, orders, regulations, rules and ordinances (including, without limitation, Environmental Laws and statutes, orders, regulations, rules and ordinances relating to taxes, employer and employee contributions and similar items, securities, ERISA or employee health and safety) the failure with which to comply would have a Material Adverse Effect on Borrower. Following any determination by Lender that there is non-compliance, or any condition which requires any action by or on behalf of

Borrower in order to avoid non-compliance, with any Environmental Law, at Borrower's expense cause an independent environmental engineer reasonably acceptable to Lender to conduct such tests of the relevant site(s) as are appropriate and prepare and deliver a report setting forth the results of such tests, a proposed plan for remediation and an estimate of the costs thereof.

                  (d)      INSPECTION AND AUDITS.

                  Borrower shall permit Lender, or any Persons designated by it, to call at Borrower's places of business at any reasonable times, and, without hindrance or delay, to inspect the Collateral and to inspect, audit, check and make extracts from Borrower's books, records, journals, orders, receipts and any correspondence and other data relating to Borrower's business, the Collateral or any transactions between the parties hereto, and shall have the right to make such verification concerning Borrower's business as Lender may consider reasonable under the circumstances. Borrower shall furnish to Lender such information relevant to Lender's rights under this Agreement and the Other Agreements as Lender shall at any time and from time to time request. Lender, through its officers, employees or agents shall have the right, at any time and from time to time, in Lender's name, to verify the validity, amount or any other matter relating to any of Borrower's Accounts, by mail, telephone, telecopy, electronic mail, or otherwise. Borrower authorizes Lender to discuss the affairs, finances and business of Borrower with any officers, employees or directors of Borrower or with its Parent or any Affiliate or the officers, employees or directors of its Parent or any Affiliate, and to discuss the financial condition of Borrower with Borrower's independent public accountants. Any such discussions shall be without liability to Lender or to Borrower's independent public accountants. Borrower shall pay to Lender all customary fees and all costs and out-of-pocket expenses incurred by Lender in the exercise of its rights hereunder, and all of such fees, costs and expenses shall constitute Liabilities hereunder, shall be payable on demand and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder. The inspection and audit rights of Lender hereunder are subject to the confidentiality obligations set forth in SECTION 24 hereof.

                  (e)      INSURANCE.

                  Borrower shall:

                  (i) Keep the Collateral properly housed and insured for the full insurable value thereof against loss or damage by fire, theft, explosion, sprinklers, collision (in the case of motor vehicles) and such other risks as are customarily insured against by Persons engaged in businesses similar to that of Borrower, with such companies, in such amounts, with such deductibles, and under policies in such form, as shall be satisfactory to Lender. Original (or certified) copies of such policies of insurance have been or shall be, within ninety (90) days of the date hereof, delivered to Lender, together with evidence of payment of all premiums therefor, and shall contain an endorsement, in form and substance acceptable to Lender, showing loss under such insurance policies payable to Lender. Such endorsement, or an independent instrument furnished to Lender, shall provide that the insurance company shall give Lender at least thirty (30) days written notice before any such policy of insurance is altered or canceled and that no act, whether willful or negligent, or default of Borrower or any other Person shall affect the right of Lender to recover under such policy of insurance in case of loss or damage. In addition, Borrower shall cause to be executed and delivered to Lender an assignment of proceeds of its business interruption insurance policies. Borrower hereby directs all insurers under all policies of insurance to pay all proceeds payable thereunder directly to Lender. Borrower irrevocably makes, constitutes and appoints Lender (and all officers, employees or agents designated by Lender) as Borrower's true and lawful attorney (and agent-in-fact) for the purpose of making, settling and adjusting claims under such policies of insurance, endorsing the name of Borrower on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and making all determinations and decisions with respect to such policies of insurance; provided, however, that if no Event of Default has occurred, Borrower may make, settle and adjust claims involving less than $100,000 in the aggregate without Lender's consent.

                  (ii) Maintain, at its expense, such public liability and third party property damage insurance as is customary for Persons engaged in businesses similar to that of Borrower with such companies and in such amounts, with such deductibles and under policies in such form as shall be satisfactory to Lender and original (or certified) copies of such policies have been or shall be, within ninety (90) days after the date hereof, delivered to Lender, together with evidence of payment of all premiums therefor; each such policy shall contain an endorsement showing Lender as additional insured thereunder and providing that the insurance company shall give Lender at least thirty (30) days written notice before any such policy shall be altered or canceled.

If Borrower at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay any premium relating thereto, then Lender, without waiving or releasing any obligation or default by Borrower hereunder, may (but shall be under no obligation to) obtain and maintain such policies of insurance and pay such premiums and take such other actions with respect thereto as Lender deems advisable. Such insurance, if obtained by Lender, may, but need not, protect Borrower's interests or pay any claim made by or against Borrower with respect to the Collateral. Such insurance may be more expensive than the cost of insurance Borrower may be able to obtain on its own and may be cancelled only upon Borrower providing evidence that it has obtained the insurance as required above. All sums disbursed by Lender in connection with any such actions, including, without limitation, court costs, expenses, other charges relating thereto and reasonable attorneys' fees, shall constitute Loans hereunder, shall be payable on demand by Borrower to Lender and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder.

                  (f)      COLLATERAL.

                  Borrower shall keep the Collateral in good condition, repair and order and shall make all necessary repairs to the Equipment and replacements thereof so that the operating efficiency and the value thereof shall at all times be preserved and maintained.

Borrower shall permit Lender to examine any of the Collateral at any time and wherever the Collateral may be located and, Borrower shall, promptly upon request therefor by Lender, deliver to Lender any and all evidence of ownership of any of the Equipment including, without limitation, certificates of title and applications of title. Borrower shall, at the request of Lender, indicate on its records concerning the Collateral a notation, in form satisfactory to Lender, of the security interest of Lender hereunder.

                  (g)      USE OF PROCEEDS.

                  All monies and other property obtained by Borrower from Lender pursuant to this Agreement shall be used solely for business purposes of Borrower.

                  (h)      TAXES.

                  Borrower shall file all required tax returns and pay all of its taxes when due, including, without limitation, taxes imposed by federal, state or municipal agencies, and shall cause any liens for taxes to be promptly released; provided, that Borrower shall have the right to contest the payment of such taxes in good faith by appropriate proceedings so long as (i) the amount so contested is shown on Borrower's financial statements; (ii) the contesting of any such payment does not give rise to a lien for taxes; (iii) Borrower keeps on deposit with Lender (such deposit to be held without interest) an amount of money which, in the sole judgment of Lender, is sufficient to pay such taxes and any interest or penalties that may accrue thereon; and (iv) if Borrower fails to prosecute such contest with reasonable diligence, Lender may apply the money so deposited in payment of such taxes. If Borrower fails to pay any such taxes and in the absence of any such contest by Borrower, Lender may (but shall be under no obligation to) advance and pay any sums required to pay any such taxes and/or to secure the release of any lien therefor, and any sums so advanced by Lender shall constitute Loans hereunder, shall be payable by Borrower to Lender on demand, and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder.

                  (i)      INTELLECTUAL PROPERTY.

                  Borrower shall maintain adequate licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, tradestyles and trade names to continue its business as heretofore conducted by it or as hereafter conducted by it.

                  (j)      CHECKING ACCOUNTS.

                  Borrower shall maintain its general checking/controlled disbursement account with Lender. Normal charges shall be assessed thereon. Although no compensating balance is required, Borrower must keep monthly balances in order to merit earnings credits which will cover Lender's service charge for demand deposit account activities.

                  (k)      INTEREST RATE PROTECTION.

                  Within thirty (30) days after the date of the advance of the initial Loans to Borrower, Borrower shall enter into Interest Rate Protection Agreements with respect to not less than Five Million Dollars ($5,000,000) of the Liabilities in a manner satisfactory to Lender, for a period expiring no sooner than the end of the Original Term, and shall keep such Interest Rate Protection Agreements in full force and effect at all times during such period.

                  13.      NEGATIVE COVENANTS.

                  Until payment and satisfaction in full of all Liabilities and termination of this Agreement, unless Borrower obtains Lender's prior written consent waiving or modifying any of Borrower's covenants hereunder in any specific instance, Borrower agrees as follows:

                  (a)      GUARANTIES.

                  Borrower shall not assume, guarantee or endorse, or otherwise become liable in connection with, the obligations of any Person, except (i) the guaranty by Borrower of the Tab Canada Liabilities and (ii) by endorsement of instruments for deposit or collection or similar transactions in the ordinary course of business.

                  (b)      INDEBTEDNESS.

                  Borrower shall not create, incur, assume or become obligated (directly or indirectly), for any loans or other indebtedness for borrowed money other than the Loans, except that Borrower may (i) borrow money from a Person other than Lender on an unsecured and subordinated basis if a subordination agreement in favor of Lender and in form and substance satisfactory to Lender is executed and delivered to Lender relative thereto; (ii) maintain its present indebtedness listed on SCHEDULE 11(n) hereto; (iii) incur unsecured indebtedness to trade creditors in the ordinary course of business; (iv) incur purchase money indebtedness or capitalized lease obligations in connection with Capital Expenditures permitted pursuant to SUBSECTION 14(c) hereof; (v) incur indebtedness with respect to Interest Rate Protection Agreements with Lender or any of its affiliates in the ordinary course of business (and not for speculative purposes) and (vi) incur operating lease obligations requiring payments not to exceed $3,200,000 in the aggregate during any Fiscal Year of Borrower.

                  (c)      LIENS.

                  Borrower shall not grant or permit to exist (voluntarily or involuntarily) any lien, claim, security interest or other encumbrance whatsoever on any of its assets, other than Permitted Liens.

                  (d) MERGERS, SALES, ACQUISITIONS, SUBSIDIARIES AND OTHER TRANSACTIONS OUTSIDE THE ORDINARY COURSE OF BUSINESS.

                  Borrower shall not (i) enter into any merger or consolidation other than the Merger; provided, that Bunt Acquisition Corp. may merge with and into Borrower so long as Borrower is the surviving entity; (ii) change the state of Borrower's organization or enter into any transaction which has the effect of changing Borrower's state of organization; (iii) sell, lease or otherwise dispose of any of its assets other than in the ordinary course of business, provided, that Borrower may sell Equipment for a price and upon terms and conditions reasonably satisfactory to Lender so long as one hundred percent (100%) of the proceeds of such sale are applied to the Liabilities in the manner set forth in this Agreement and the aggregate amount of such Equipment sold shall not exceed $50,000 in any Fiscal Year; (iv) except in connection with the Merger, purchase the stock, other equity interests or all or a material portion of the assets of any Person or division of such Person; or
(v) enter into any other transaction outside the ordinary course of Borrower's business, including, without limitation, any purchase, redemption or retirement of any shares of any class of its stock or any other equity interest, and any issuance of any shares of, or warrants or other rights to receive or purchase any shares of, any class of its stock or any other equity interest. Borrower shall not form any Subsidiaries or enter into any joint ventures or partnerships with any other Person.

                  (e) DIVIDENDS AND DISTRIBUTIONS.

                  Borrower shall not declare or pay any dividend or other distribution (whether in cash or in kind) on any class of its stock (if Borrower is a corporation) or on account of any equity interest in Borrower (if Borrower is a partnership, limited liability company or other type of entity), other than in connection with the Merger.

                  (f) INVESTMENTS; LOANS.

                  Borrower shall not purchase or otherwise acquire, or contract to purchase or otherwise acquire, the obligations or stock of any Person, other than direct obligations of the United States; nor shall Borrower lend or otherwise advance funds to any Person except for advances made to employees, officers and directors for travel and other expenses arising in the ordinary course of business.

                  (g) FUNDAMENTAL CHANGES, LINE OF BUSINESS.

                  Borrower shall not amend its organizational documents or change its Fiscal Year where such actions would have an adverse effect on the Borrower's business, property, assets, operations or condition, financial or otherwise, as determined by Lender in its sole discretion, provided that Lender receives ten (10) days prior written notice of such amendment or change, or enter into a new line of business materially different from Borrower's current business.

                  (h)      EQUIPMENT.

                  Borrower shall not (i) permit any Equipment to become a Fixture to real property unless such real property is owned by Borrower and is subject to a mortgage in favor of Lender, or if such real property is leased, is subject to a landlord's agreement in favor of Lender on terms acceptable to Lender or (ii) permit any Equipment to become an accession to any other personal property unless such personal property is subject to a first priority lien in favor of Lender.

                  (i)      AFFILIATE TRANSACTIONS.

                  Except as set forth on SCHEDULE 11(i) hereto or as permitted pursuant to SUBSECTION 11(c) hereof, Borrower shall not conduct, permit or suffer to be conducted, transactions with Affiliates other than transactions for the purchase or sale of Inventory or services in the ordinary course of business pursuant to terms that are no less favorable to Borrower than the terms upon which such transactions would have been made had they been made to or with a Person that is not an Affiliate.

                  (j)      SETTLING OF ACCOUNTS.

                  Borrower shall not settle or adjust any Account identified by Borrower as an Eligible Account or with respect to which the Account Debtor is an Affiliate without the consent of Lender, provided, that following the occurrence of an Event of Default, Borrower shall not settle or adjust any Account without the consent of Lender.

                  (k)      MANAGEMENT FEES.

                  Borrower shall not pay any management or consulting fees to any Persons, provided that Borrower may pay management and consulting fees to Morgan Schiff & Co. not to exceed $250,000 in any fiscal year of Borrower so long as no Event of Default has occurred.

                  14.      FINANCIAL COVENANTS.

                  Borrower shall maintain and keep in full force and effect each of the financial covenants set forth below:

                  (a)      TANGIBLE NET WORTH.

                  Borrower's and its Subsidiaries' consolidated Tangible Net Worth shall not at any time be less than the Minimum Tangible Net Worth; "MINIMUM TANGIBLE NET WORTH" being defined for purposes of this subsection as
(i) negative Two Million Five Hundred Thousand Dollars (-$2,500,000) at all times from the date of the initial advance of Loans hereunder through February 27, 2003, (ii) negative Two Million One Hundred Thousand (-$2,100,000) at all times from February 28, 2003 through May 30, 2003, (iii) negative One Million Seven Hundred Fifty Thousand Dollars (-$1,750,000) at all times from May 31, 2003 through November 29, 2003, (iv) Zero Dollars ($0) at all times from November 30, 2003 through March 30, 2004, (v) Seven Hundred Fifty Thousand Dollars ($750,000) at all times from March 31, 2004 through September 29, 2004 and (vi) thereafter, at all times during each six month period of September 30 through March 30 of the immediately succeeding year, and March 31 through September 29 of each year, the Minimum Tangible Net Worth during the immediately preceding six (6) month period, plus Seven Hundred Fifty Thousand Dollars ($750,000); and "TANGIBLE NET WORTH" being defined for purposes of this subsection as Borrower's and its Subsidiaries' consolidated shareholders' equity (including retained earnings) LESS the book value of all intangible assets as determined solely by Lender on a consistent basis PLUS the amount of any LIFO reserve plus the amount of any debt subordinated to Lender, plus any loss or minus any gain arising from the sale or closure by Borrower of its Turlock, California plant and its Docucon division, all as determined under generally accepted accounting principles applied on a basis consistent with the financial statement dated May 31, 2002 except as set forth herein;

                  (b)      FIXED CHARGE COVERAGE.

                  Borrower shall not permit the ratio of (i) EBITDA plus all severance expenses incurred upon consummation of the Merger to the extent accrued and deducted in the calculation of EBITDA to (i) Fixed Charges for each period set forth below to be less than the ratio set forth below for the corresponding period set forth below:

                          PERIOD                                                      RATIO
                          ------                                                      -----

For the 3 month period ending March 31, 2003                                         1.0:1.0
For the 6 month period ending June 30, 2003                                          1.0:1.0
For the 9 month period ending September 30, 2003                                     1.10:1.0
For each 12 month period ending on the last day of each                              1.15:1.0
calendar quarter thereafter beginning December 31, 2003

                  (c)      CAPITAL EXPENDITURE LIMITATIONS.

                  Borrower and its Subsidiaries shall not make any Capital Expenditures if, after giving effect to such Capital Expenditure, the aggregate cost of all such fixed assets purchased or otherwise acquired would exceed $1,000,000 during any Fiscal Year.

                  (d)      EBITDA.

                  Borrower shall not permit EBITDA, for the period from the date of the Merger to the last day of the second full month following the date of the Merger, to be less than negative Two Million Three Hundred Thousand Dollars (-$2,300,000).

                  15.      DEFAULT.

                  The occurrence of any one or more of the following events shall constitute an "EVENT OF DEFAULT" by Borrower hereunder:

                  (a)      PAYMENT.

                  The failure of any Obligor to pay when due, declared due, or demanded by Lender, any of the Liabilities.

                  (b)      BREACH OF THIS AGREEMENT AND THE OTHER AGREEMENTS.

                  The failure of any Obligor to perform, keep or observe any of the covenants, conditions, promises, agreements or obligations of such Obligor under this Agreement or any of the Other Agreements; provided, that any such failure by Borrower under subsections 12(b)(i), (iv), (v), (vi), 12(c) and 12(i) of this Agreement shall not constitute an Event of Default until the fifteenth
(15th) day following written notice thereof. Lender agrees to endeavor to provide a copy of such notice to Keating, Muething & Klekamp, P.L.L. by mail at the mailing address of 1400 Provident Tower, One East Fourth Street, Cincinnati, Ohio 45202, Attention: Edward E. Steiner, Esq. or by facsimile transmission at
(513) 579-6578. Failure of Lender to provide a copy of such written notice of default shall not impair Lender's rights hereunder.

                  (c)      BREACHES OF OTHER OBLIGATIONS.

                  The failure of any Obligor to perform, keep or observe any of the covenants, conditions, promises, agreements or obligations of such Obligor under any other agreement with any Person if such failure has had or is reasonably likely to have a Material Adverse Effect on such Obligor.

                  (d)      BREACH OF REPRESENTATIONS AND WARRANTIES.

                  The making or furnishing by any Obligor to Lender of any representation, warranty, certificate, schedule, report or other communication within or in connection with this Agreement or the Other Agreements or in connection with any other agreement between such Obligor and Lender, which is untrue or misleading in any material respect as of the date made.

                  (e)      LOSS OF COLLATERAL.

                  The loss, theft, damage or destruction (a "Loss") of, or (except as permitted hereby) sale, lease or furnishing under a contract of service of, any of the Collateral; provided, that a Loss of Collateral shall not constitute an Event of Default hereunder if (i) to the extent that such Losses involve Collateral which is insured, such Losses involve Collateral having a value less than One Million Dollars ($1,000,000), so long as coverage for such Loss is not denied or excluded by the insurer and Lender is in receipt of the proceeds thereof (equal to the full insured value thereof, net of any deductible) within ninety (90) days of the occurrence of such Loss, or (ii) to the extent such Losses are uninsured, coverage is denied or excluded by the insurer or Lender does not receive the proceeds thereof within ninety (90) days of the occurrence of such Loss, such Losses involve Collateral having a value less than One Hundred Thousand Dollars ($100,000).

                  (f)      LEVY, SEIZURE OR ATTACHMENT.

                  The making or any attempt by any Person to make any levy, seizure or attachment upon any of the Collateral.

                  (g)      BANKRUPTCY OR SIMILAR PROCEEDINGS.

                  The commencement of any proceedings in bankruptcy by or against any Obligor or for the liquidation or reorganization of any Obligor, or alleging that such Obligor is insolvent or unable to pay its debts as they mature, or for the readjustment or arrangement of any Obligor's debts, whether under the United States Bankruptcy Code or under any other law, whether state or federal, now or hereafter existing, for the relief of debtors, or the commencement of any analogous statutory or non-statutory proceedings involving any Obligor; provided, however, that if such commencement of proceedings against such Obligor is involuntary, such action shall not constitute an Event of Default unless such proceedings are not dismissed within sixty (60) days after the commencement of such proceedings, though Lender shall have no obligation to make Loans or issue Letters of Credit to Borrower during such sixty (60) day period, or if earlier, until such proceedings are dismissed.

                  (h)      APPOINTMENT OF RECEIVER.

                  The appointment of a receiver or trustee for any Obligor, for any of the Collateral or for any substantial part of any Obligor's assets or the institution of any proceedings for the dissolution, or the full or partial liquidation, or the merger or consolidation, of any Obligor which is a corporation, limited liability company or a partnership; provided, however, that if such appointment or commencement of proceedings against such Obligor is involuntary, such action shall not constitute an Event of Default unless such appointment is not revoked or such proceedings are not dismissed within sixty
(60) days after the commencement of such proceedings, though Lender shall have no obligation to make Loans or issue Letters of Credit to Borrower during such sixty (60) day period or, if earlier, until such appointment is revoked or such proceedings are dismissed.

                  (i)      JUDGMENT.

                  The entry of any judgment or order against any Obligor in excess of Fifty Thousand Dollars ($50,000) which remains unsatisfied or undischarged and in effect for thirty (30) days after such entry without a stay of enforcement or execution.

                  (j)      DEATH OR DISSOLUTION OF OBLIGOR.

                  The death of any Obligor who is a natural Person, or of any general partner who is a natural Person of any Obligor which is a partnership, or any member who is a natural Person of any Obligor which is a limited liability company or the dissolution of any Obligor which is a partnership, limited liability company, corporation or other entity.

                  (k)      DEFAULT OR REVOCATION OF GUARANTY.

                  The occurrence of an event of default under, or the revocation or termination of, any agreement, instrument or document executed and delivered by any Person to Lender pursuant to which such Person has guaranteed to Lender the payment of all or any of the Liabilities or has granted Lender a security interest in or lien upon some or all of such Person's real and/or personal property to secure the payment of all or any of the Liabilities.

                  (l)      CRIMINAL PROCEEDINGS.

                  The institution in any court of a criminal proceeding for which the possibility of forfeiture of assets exists against any Obligor, or the indictment of any Obligor for any crime other than traffic and boating tickets and misdemeanors not punishable by jail terms.

                  (m)      CHANGE OF CONTROL.

                  The failure of (i) HS Morgan Limited Partnership and MS TP Limited Partnership to own and have voting control of one hundred percent (100%) of the issued and outstanding voting equity interest of T Acquisition L.P. in the aggregate; (ii) T Acquisition L.P. to own and have voting control of at least one hundred percent (100%) of the issued and outstanding voting equity interest of Borrower; (iii) Borrower to own and have voting control of at least one hundred percent of the issued and outstanding voting equity interest of Tab Canada, Bunt Acquisition Corp. Tab Products (Europa) BV and Tab Sales Corp. or
(iv) Tab Canada to own and have voting control of at least one hundred percent (100%) of the issued and outstanding voting equity interests of Tab Products PTY Ltd. and Tab Products Australia PTY, Ltd..

                  (n)      CHANGE OF MANAGEMENT.

                  If Thaddeus Jaroszewicz shall cease to be the Chief Executive Officer of Borrower or John Boustead shall cease to be the Special Assistant to the Chief Executive Officer of Borrower at any time; provided, that if Thaddeus Jaroszewicz or John Boustead cease to hold such positions of Borrower solely as a result of the death or disability of such Person, such event shall not constitute an Event of Default hereunder if a new Person, acceptable to Lender in its reasonable determination is hired to fill such position within sixty (60) days of the occurrence thereof.

                  (O)      MATERIAL ADVERSE CHANGE.

                  Any material adverse change in the business, assets, or condition, financial or otherwise of Borrower and its Subsidiaries taken as a whole, shall have occurred.

                  16.      REMEDIES UPON AN EVENT OF DEFAULT.

                  (a) Upon the occurrence of an Event of Default described in SUBSECTION 15(g) hereof, all of the Liabilities shall immediately and automatically become due and payable, without notice of any kind. Upon the occurrence of any other Event of Default, all Liabilities may, at the option of Lender, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

                  (b) Upon the occurrence of an Event of Default, Lender may exercise from time to time any rights and remedies available to it under the Uniform Commercial Code and any other applicable law in addition to, and not in lieu of, any rights and remedies expressly granted in this Agreement or in any of the Other Agreements and all of Lender's rights and remedies shall be cumulative and non-exclusive to the extent permitted by law. In particular, but not by way of limitation of the foregoing, Lender may, without notice, demand or legal process of any kind, take possession of any or all of the Collateral (in addition to Collateral of which it already has possession), wherever it may be found, and for that purpose may pursue the same wherever it may be found, and may enter onto any of Borrower's premises where any of the Collateral may be, and search for, take possession of, remove, keep and store any of the Collateral until the same shall be sold or otherwise disposed of, and Lender shall have the right to store the same at any of Borrower's premises without cost to Lender. At Lender's request, Borrower shall, at Borrower's expense, assemble the Collateral and make it available to Lender at one or more places to be designated by Lender and reasonably convenient to Lender and Borrower. Borrower recognizes that if Borrower fails to perform, observe or discharge any of its Liabilities under this Agreement or the Other Agreements, no remedy at law will provide adequate relief to Lender, and agrees that Lender shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages. Any notification of intended disposition of any of the Collateral required by law will be deemed to be a reasonable authenticated notification of disposition if given at least ten (10) days prior to such disposition and such notice shall (i) describe Lender and Borrower, (ii) describe the Collateral that is the subject of the intended disposition, (iii) state the method of the intended disposition, (iv) state that Borrower is entitled to an accounting of the Liabilities and state the charge, if any, for an accounting and (v) state the time and place of any public disposition or the time after which any private sale is to be made. Lender may disclaim any warranties that might arise in connection with the sale, lease or other disposition of the Collateral and has no obligation to provide any warranties at such time. Any Proceeds of any disposition by Lender of any of the Collateral may be applied by Lender to the payment of expenses in connection with the Collateral, including, without limitation, legal expenses and reasonable attorneys' fees, and any balance of such Proceeds may be applied by Lender toward the payment of such of the Liabilities, and in such order of application, as Lender may from time to time elect.

                  17.      CONDITIONS PRECEDENT.

                  The obligation of Lender to fund the Term Loan, to fund the initial Revolving Loan, and to issue or cause to be issued the initial Letter of Credit, is subject to the satisfaction or waiver on or before December 21, 2002 of the following conditions precedent:

                  (a) Lender shall have received each of the agreements, opinions, reports, approvals, consents, certificates and other documents set forth on the closing document list attached hereto as SCHEDULE 17(a) (the "CLOSING DOCUMENT LIST") in each case in form and substance satisfactory to Lender and receipt of all UCC, tax and judgment lien searches and evidence of all UCC financing statement filings and other filings and registrations as required to confirm Lender's first priority liens on and security interests in the Collateral (subject only to Permitted Liens);

                  (b) Since May 31, 2002, no event shall have occurred which has had or could reasonably be expected to have a Material Adverse Effect on Tab and its subsidiaries, taken as a whole, or any Obligor, as determined by Lender in its sole discretion determined in good faith;

                  (c) Lender shall have received payment in full of all fees and expenses payable to it by Borrower or any other Person in connection herewith, on or before disbursement of the initial Loans hereunder;

                  (d) The Merger shall have been consummated in accordance with the terms of the Merger Agreement and applicable law, and not more than 10% of the outstanding stock of Borrower prior to the Merger shall have made demand for appraisal pursuant to Section 262(d)(l) of Delaware Corporate law;

                  (e) Lender shall have determined that immediately after giving effect to (A) the making of the initial Loans, including without limitation the Term Loan and the Revolving Loans, if any, requested to be made on the date hereof, and all loans to Tab Canada by LaSalle Canada (B) the issuance of the initial Letter of Credit, if any, requested to be made on such date and the issuance of any letter of credit on behalf of Tab Canada, (C) the payment of all fees due upon such date including all fees in connection with the Merger and (D) the payment or reimbursement by Borrower and Tab Canada of Lender and LaSalle Canada and any other parties to be paid by Borrower for all closing costs and expenses incurred in connection with the transactions contemplated hereby, Excess Availability shall not be less than Three Million Dollars ($3,000,000); and

                  (f) Borrower shall have received equity and subordinated indebtedness in an amount not less than Ten Million Dollars ($10,000,000) on terms and conditions and subject to a subordination agreement satisfactory to Lender; and

                  (g) Delivery and review by LaSalle of the management prepared financial statement of Tab and its subsidiaries most recently prepared prior to the date of the Merger and any other information requested by Lender to ensure that, among other things, no changes have occurred that would have a Material Adverse Effect on Tab, Borrower and their subsidiaries taken as a whole or would constitute a material adverse change to Borrower's financial projections previously delivered to Lender;

                  (h) No change has occurred in the structure of the Merger or the other transactions to occur in connection therewith which in Lender's sole determination could be materially adverse to Lender;

                  (i) The representations and warranties contained herein shall be true and correct in all material respects both before and after giving effect to the Merger;

                  (j) No Event of Default shall exist hereunder, either before or after giving effect to the Merger and the initial Loans to be made and Letters of Credit to be issued hereunder; and

                  (k) The Obligors shall have executed and delivered to Lender all such other documents, instruments and agreements which Lender determines are reasonably necessary to consummate the transactions contemplated hereby.

                  18.      INDEMNIFICATION.

                  Borrower agrees to defend (with counsel reasonably satisfactory to Lender), protect, indemnify and hold harmless Lender, each affiliate or subsidiary of Lender, and each of their respective officers, directors, employees, attorneys and agents (each an "INDEMNIFIED PARTY") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature (including, without limitation, the disbursements and the reasonable fees of counsel for each Indemnified Party in connection with any investigative, administrative or judicial proceeding, whether or not the Indemnified Party shall be designated a party thereto), which may be imposed on, incurred by, or asserted against, any Indemnified Party (whether direct or indirect and whether based on any federal, state or local laws or regulations, including, without limitation, securities laws and regulations, Environmental Laws and commercial laws and regulations, under common law or in equity, or based on contract or otherwise) in any manner relating to or arising out of this Agreement or any Other Agreement, or any act, event or transaction related or attendant thereto, the making or issuance and the management of the Loans or any Letters of Credit or the use or intended use of the proceeds of the Loans or any Letters of Credit; provided, however, that Borrower shall not have any obligation hereunder to any Indemnified Party with respect to matters caused by or resulting from the willful misconduct or gross negligence of such Indemnified Party. To the extent that the undertaking to indemnify set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Borrower shall satisfy such undertaking to the maximum extent permitted by applicable law. Any liability, obligation, loss, damage, penalty, cost or expense covered by this indemnity shall be paid to each Indemnified Party promptly after demand, and, failing prompt payment, shall, together with interest thereon at the highest rate then applicable to Loans hereunder from the date incurred by each Indemnified Party until paid by Borrower, be added to the Liabilities of Borrower and be secured by the Collateral. The provisions of this SECTION 18 shall survive the satisfaction and payment of the other Liabilities and the termination of this Agreement.

                  19.      NOTICE.

                  All written notices and other written communications with respect to this Agreement shall be sent by ordinary, certified or overnight mail, by telecopy or delivered in person, and in the case of Lender shall be sent to it at 135 South LaSalle Street, Chicago, Illinois 60603-4105, attention:
Douglas Colletti, facsimile number: (312) 904-6450, and in the case of Borrower shall be sent to it at its principal place of business set forth on EXHIBIT A hereto or as otherwise directed by Borrower in writing with a copy (which shall not constitute notice) to Keating, Muething & Klekamp, PLL, 1400 Provident Tower, One East Fourth Street, Cincinnati, Ohio 45202, Attention: Edward E. Steiner, Esq. All notices shall be deemed received upon actual receipt thereof or refusal of delivery.

                  20.      CHOICE OF GOVERNING LAW; CONSTRUCTION; FORUM
SELECTION.

                  This Agreement and the Other Agreements are submitted by Borrower to Lender for Lender's acceptance or rejection at Lender's principal place of business as an offer by Borrower to borrow monies from Lender now and from time to time hereafter, and shall not be binding upon Lender or become effective until accepted by Lender, in writing, at said place of business. If so accepted by Lender, this Agreement and the Other Agreements shall be deemed to have been made at said place of business. THIS AGREEMENT AND THE OTHER AGREEMENTS SHALL BE GOVERNED AND CONTROLLED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS AS TO INTERPRETATION, ENFORCEMENT, VALIDITY, CONSTRUCTION, EFFECT, AND IN ALL OTHER RESPECTS, INCLUDING, WITHOUT LIMITATION, THE LEGALITY OF THE INTEREST RATE AND OTHER CHARGES, BUT EXCLUDING PERFECTION OF THE SECURITY INTERESTS IN COLLATERAL LOCATED OUTSIDE OF THE STATE OF ILLINOIS, WHICH SHALL BE GOVERNED AND CONTROLLED BY THE LAWS OF THE RELEVANT JURISDICTION IN WHICH SUCH COLLATERAL IS LOCATED. If any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or remaining provisions of this Agreement.

                  To induce Lender to accept this Agreement, Borrower irrevocably agrees that, subject to Lender's sole and absolute election, ALL ACTIONS OR PROCEEDINGS IN ANY WAY, MANNER OR RESPECT, ARISING OUT OF OR FROM OR RELATED TO THIS AGREEMENT, THE OTHER AGREEMENTS OR THE COLLATERAL SHALL BE LITIGATED IN COURTS HAVING SITUS WITHIN THE CITY OF CHICAGO, STATE OF ILLINOIS. BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON BORROWER BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO BORROWER AT THE ADDRESS SET FORTH IN THIS AGREEMENT FOR NOTICE AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED. BORROWER HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURTS LOCATED WITHIN SAID CITY AND STATE. BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST BORROWER BY LENDER IN ACCORDANCE WITH THIS SECTION.

                  21.      MODIFICATION AND BENEFIT OF AGREEMENT.

                  This Agreement and the Other Agreements may not be modified, altered or amended except by an agreement in writing signed by Borrower or such other Person who is a party to such Other Agreement and Lender. Borrower may not sell, assign or transfer this Agreement, or the Other Agreements or any portion thereof, including, without limitation,

Borrower's rights, titles, interest, remedies, powers or duties hereunder and thereunder. Borrower hereby consents to Lender's sale, assignment, transfer or other disposition, at any time and from time to time hereafter, of this Agreement, or the Other Agreements, or of any portion thereof, or participations therein, including, without limitation, Lender's rights, titles, interest, remedies, powers and/or duties and agrees that it shall execute and deliver such documents as Lender may request in connection with any such sale, assignment, transfer or other disposition; provided, however, that, absent the occurrence of an Event of Default, Lender shall not sell, assign, transfer or dispose of this Agreement or the Other Agreements or any interest therein to any competitor of Borrower (provided, that a financial institution which is an affiliate of a competitor of Borrower shall not constitute a competitor of Borrower for this purpose)..

                  22.      HEADINGS OF SUBDIVISIONS.

                  The headings of subdivisions in this Agreement are for convenience of reference only, and shall not govern the interpretation of any of the provisions of this Agreement.

                  23.      POWER OF ATTORNEY.

                  Borrower acknowledges and agrees that its appointment of Lender as its attorney and agent-in-fact for the purposes specified in this Agreement is an appointment coupled with an interest and shall be irrevocable until all of the Liabilities are satisfied and paid in full and this Agreement is terminated.

                  24.      CONFIDENTIALITY.

                  Lender hereby agrees to use commercially reasonable efforts to assure that any and all information relating to Borrower which is (i) furnished by or on behalf of Borrower to Lender (or to any affiliate of Lender); and (ii) non-public, confidential or proprietary in nature, shall be kept confidential by Lender or such affiliate in accordance with applicable law; provided, however, that such information and other credit information relating to Borrower may be distributed by Lender or such affiliate to Lender's or such affiliate's directors, officers, employees, attorneys, affiliates, assignees, participants, auditors, agents and regulators, and upon the order of a court or other governmental agency having jurisdiction over Lender or such affiliate, to any other party. Borrower and Lender further agree that this provision shall survive the termination of this Agreement. Notwithstanding the foregoing, Borrower hereby consents to Lender publishing a tombstone or similar advertising material relating to the financing transaction contemplated by this Agreement.

                  25.      COUNTERPARTS.

                  This Agreement, any of the Other Agreements, and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed an original, but all of which counterparts together shall constitute but one agreement.

                  26.      ELECTRONIC SUBMISSIONS.

                  Upon not less than thirty (30) days' prior written notice (the "APPROVED ELECTRONIC FORM NOTICE"), Lender may permit or require that any of the documents, certificates, forms, deliveries or other communications, authorized, required or contemplated by this Agreement or the Other Agreements, be submitted to Lender in "APPROVED ELECTRONIC FORM" (as hereafter defined), subject to any reasonable terms, conditions and requirements in the applicable Approved Electronic Forms Notice. For purposes hereof "ELECTRONIC FORM" means e-mail, e-mail attachments, data submitted on web-based forms or any other communication method that delivers machine readable data or information to Lender, and "APPROVED ELECTRONIC FORM" means an Electronic Form that has been approved in writing by Lender (which approval has not been revoked or modified by Lender) and sent to Borrower in an Approved Electronic Form Notice. Except as otherwise specifically provided in the applicable Approved Electronic Form Notice, any submissions made in an applicable Approved Electronic Form shall have the same force and effect that the same submissions would have had if they had been submitted in any other applicable form authorized, required or contemplated by this Agreement or the Other Agreements.

                  27.      WAIVER OF JURY TRIAL; OTHER WAIVERS.

                  (a) BORROWER AND LENDER EACH HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING WHICH PERTAINS DIRECTLY OR INDIRECTLY TO THIS AGREEMENT, ANY OF THE OTHER AGREEMENTS, THE LIABILITIES, THE COLLATERAL, ANY ALLEGED TORTIOUS CONDUCT BY BORROWER OR LENDER OR WHICH, IN ANY WAY, DIRECTLY OR INDIRECTLY, ARISES OUT OF OR RELATES TO THE RELATIONSHIP BETWEEN BORROWER AND LENDER. IN NO EVENT SHALL EITHER LENDER OR BORROWER BE LIABLE TO THE OTHER FOR LOST PROFITS OR OTHER SPECIAL OR CONSEQUENTIAL DAMAGES OTHER THAN ANY LOST PROFIT COMPONENT OF ANY BREAKAGE OBLIGATIONS ARISING IN CONNECTION WITH ANY INTEREST RATE PROTECTION AGREEMENT.

                  (b) Borrower hereby waives demand, presentment, protest and notice of nonpayment, and further waives the benefit of all valuation, appraisal and exemption laws.

                  (c) Borrower hereby waives the benefit of any law that would otherwise restrict or limit Lender or any affiliate of Lender in the exercise of its right, which is hereby acknowledged and agreed to, to set-off against the Liabilities, without notice at any time hereafter, any indebtedness, matured or unmatured, owing by Lender or such affiliate of Lender to Borrower, including, without limitation any deposit account at Lender or such affiliate.

                  (d) BORROWER HEREBY WAIVES ALL RIGHTS TO NOTICE AND HEARING OF ANY KIND PRIOR TO THE EXERCISE BY LENDER OF ITS RIGHTS TO REPOSSESS THE COLLATERAL OF BORROWER WITHOUT JUDICIAL PROCESS OR TO REPLEVY, ATTACH OR LEVY UPON SUCH COLLATERAL.

                  (e) Lender's failure, at any time or times hereafter, to require strict performance by Borrower of any provision of this Agreement or any of the Other Agreements shall not waive, affect or diminish any right of Lender thereafter to demand strict compliance and performance therewith. Any suspension or waiver by Lender of an Event of Default under this Agreement or any default under any of the Other Agreements shall not suspend, waive or affect any other Event of Default under this Agreement or any other default under any of the Other Agreements, whether the same is prior or subsequent thereto and whether of the same or of a different kind or character. No delay on the part of Lender in the exercise of any right or remedy under this Agreement or any Other Agreement shall preclude other or further exercise thereof or the exercise of any right or remedy. None of the undertakings, agreements, warranties, covenants and representations of Borrower contained in this Agreement or any of the Other Agreements and no Event of Default under this Agreement or default under any of the Other Agreements shall be deemed to have been suspended or waived by Lender unless such suspension or waiver is in writing, signed by a duly authorized officer of Lender and directed to Borrower specifying such suspension or waiver.

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

T ACQUISITION CO.                          LASALLE BANK NATIONAL ASSOCIATION



By                                         By
   -------------------------------------      ---------------------------------
Title                                      Title
      ----------------------------------         ------------------------------